Exhibit 2.7

ASSET PURCHASE AGREEMENT

by and among

SBUD LLC,

MEDICINE MAN TECHNOLOGIES, INC.,

MOUNTAIN VIEW 44TH LLC,

and

THE MEMBERS NAMED HEREIN,

dated as of

June __, 2020

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ii

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Annex A	Definitions

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into this __ day of June, 2020 (the “Effective Date”) by and among (a) Mountain View 44th LLC, a Colorado limited liability company (“Seller”); (b) the undersigned members of Seller, as all the equity owners of Seller (each individually, a “Member,” and, collectively, the “Members”); (c) SBUD LLC, a Colorado limited liability company and direct or indirect wholly owned subsidiary of Parent (“Buyer”), and (d) Medicine Man Technologies, Inc., a Nevada corporation (“Parent”).

RECITALS

WHEREAS, Seller is in the business of owning and operating a retail marijuana store in the state of Colorado (the “Business”), pursuant to the Regulatory Licenses and at the location (the “Premises”) listed on Schedule A;

WHEREAS, Seller desires to sell, assign, transfer, convey and deliver the Purchased Assets (as defined herein), including, to the extent transferable, the Regulatory Licenses, to Buyer, and Buyer desires to purchase, acquire and accept the transfer and conveyance of the Purchased Assets, in each case, on the terms and conditions set forth herein;

WHEREAS, Seller licenses certain IP from Star Brands LLC (“Star Brands”) on an informal basis (the “Star Brands IP”), and desires to have Buyer obtain such rights pursuant to a separate SB IP License (as defined herein);

WHEREAS, substantially contemporaneous herewith, Buyer and Star Brands have entered into that certain Trademark License Agreement, dated as of the date hereof, by and between Buyer and Star Brands (the “SB IP License”), pursuant to which Star Brands will license certain trademarks to Buyer, and which will become effective as of the Closing;

WHEREAS, Star Packaging and Supply LLC, a Colorado limited liability company (“Star Packaging”), provides certain services to the Business;

WHEREAS, substantially contemporaneous herewith, Buyer and Star Packaging have entered into that certain Services Agreement, dated as of the date hereof, by and between Buyer and Star Packaging (the “Star Packaging Services Agreement”), pursuant to which Star Packaging will perform the services described therein; and

WHEREAS, the Members have approved the transactions contemplated by this Agreement, including the purchase and sale of the Purchased Assets and rights contemporaneously granted under the SB IP License and the Star Packaging Services Agreement (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements and the respective representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1              Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings set forth on Annex A.

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ARTICLE II
PURCHASE AND SALE OF THE PURCHASED ASSETS

Section 2.1              Assets of Seller to be Transferred to Buyer. At the Closing, and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Seller all of Seller’s right, title and interest in and to all of Seller’s property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, which relate to, or are used or held for use in connection with the Business, excluding the Excluded Assets, but including the following:

(a)                all of the tangible and personal properties, including furniture, fixtures, supplies (including consumable supplies accessories), materials, vehicles, machinery, equipment (including office and retail), security systems (including alarms, cameras, screens, DVRs, and any motion detectors), computer hardware, appliances, sign inserts, HVAC, sound and lighting and telephone systems, and other personal property of whatever kind and nature owned or leased by Seller, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto (collectively, “Tangible Personal Property”);

(b)                all of Seller’s inventory, which shall include non-expired, merchantable quality marijuana products, such as marijuana flower, trim, concentrate or infused product (the “Marijuana Inventory”), in the targeted amounts and quantities and in accordance with the calculation methodology described on Schedule B (the “Target Marijuana Inventory Amount”);

(c)                all Contracts set forth on Schedule 2.1(c) and Material Contracts (collectively, the “Assigned Contracts”), and any such Assigned Contracts which are not assignable at Closing will be governed by Section 3.10;

(d)                leasehold interests in all of the real property leased or otherwise used or occupied by Seller, including the leased real property described on Schedule 2.1(d), including all improvements and fixtures thereon and all rights and easements appurtenant thereto;

(e)                all lists of suppliers and any and all of books, records, papers, files, memoranda, standard operating procedures, and other documents relating to or compiled which relate to, or are used or held for use in connection with, the Business or as required by any applicable Law, including all files, logs, programming information and studies, technical information and engineering data, blueprints, news and advertising studies or consulting reports, current and former customer, client, supplier and advertiser lists, sales and audience data, credit and sales reports, sales correspondence, promotional literature, quality control records and manuals, litigation and regulatory files, Tax Returns for Property Taxes of Seller and all other books, electronic data, including current and historical electronic data (in its existing format) relating to historical financing information where located, and further including all personnel files with respect to all Hired Employees;

(f)                 all of the intangible rights and property of Seller, including (i) any IP exploited by, held for exploitation by, owned (in whole or in part), purported to be owned (in whole or in part) by or licensed to Seller (“Seller’s IP”), and (ii) going concern value and goodwill of the Business;

(g)                all websites, social media accounts, mobile applications and telephone, telecopy and email addresses and listings which relate to, or are used or held for use in connection with, the Business;

(h)                all Personally Identifiable Information collected, held, owned or controlled by Seller;

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(i)                 all customer lists, marketing lists databases, and customer relationships which relate to, or are used or held for use in connection with, the Business and the goodwill associated therewith;

(j)                 the Regulatory Licenses, to the extent transferable, which relate to, or are used or held for use in connection with, the Business and which Seller has the right to transfer and convey (together with copies of all past and pending government filings);

(k)                all claims or causes of action against third parties;

(l)                 all management and other information technology systems, databases, computer software (including source code), disks and similar assets which are owned or licensed by, or otherwise made available by Contract to, Seller which relate to, or are used or held for use in connection with, the Business;

(m)              all current assets to the extent accounted for in the calculation of Net Working Capital;

(n)                all refunds and rebates with respect to the Business (other than Tax refunds attributable to any Pre-Closing Tax Period); and

(o)                those certain other items listed or otherwise described on Schedule 2.1(o).

All of the items set forth in this Section 2.1, and the goodwill associated therewith, are collectively referred to as the “Purchased Assets.” Schedule 2.1(a) provides an illustrative, non-exclusive list of all furniture, fixtures, equipment, supplies, and inventory included within the Purchased Assets.

Section 2.2              Excluded Assets. Notwithstanding any other provision herein to the contrary, the Purchased Assets specifically exclude the following (collectively, the “Excluded Assets”):

(a)                the corporate seals, books, accounting records, income Tax Returns of Seller and the Members, records related to corporate governance of Seller and any records that Seller is required by applicable Law to retain in its possession (provided that a copy of any such records that are not Excluded Assets by another provision of this Section 2.2 will, to the extent permitted by applicable Law, be provided to Buyer at the Closing);

(b)                all credit card receipts and ATM purchases as of the Closing;

(c)                all accounts receivables of Seller and payments processing due to Seller as of the Closing for services or products previously rendered or sold;

(d)                Seller’s cash and cash equivalents (including marketable securities and short-term investments, if any) not included in Target Working Capital Level (“Excluded Cash”);

(e)                all refunds of Taxes with respect to the Business for Pre-Closing Tax Periods;

(f)                 the rights which accrue or will accrue to Seller and the Members under this Agreement and the Transactions;

(g)                any Contracts (i) relating to insurance or Benefit Plans, (ii) set forth on Schedule 2.2(g) or (iii) which are otherwise not Assigned Contracts (collectively, “Excluded Contracts”); and

(h)                any of Seller’s IP that is separately licensed to Buyer by the SB IP License.

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ARTICLE III
PURCHASE PRICE FOR THE PURCHASED ASSETS

Section 3.1              Purchase Price. Subject to adjustment pursuant to Section 3.4, as aggregate consideration for the purchase of the Purchased Assets, Buyer shall assume the Assumed Liabilities and pay to Seller, in accordance with Section 3.2 and Section 3.3, an amount equal to (i) $6,335,768.00 (the “Base Purchase Price”) plus (ii) the dollar amount, if any, by which Marijuana Inventory as of the Measurement Time exceeds the Target Marijuana Inventory Amount, minus (iii) the amount, if any, by which Marijuana Inventory as of the Measurement Time is less than the Target Marijuana Inventory Amount, plus (iv) the amount, if any, by which Net Working Capital exceeds 110% of Target Working Capital Level, minus (v) the amount, if any, by which Net Working Capital is less than 90% of Target Working Capital Level (such calculated amount, the “Purchase Price”).

Section 3.2              Closing Payments. At the Closing, Buyer will pay or cause to be paid from the Closing Purchase Price as set forth in the Pre-Closing Statement, subject to any mutually agreed adjustments determined by Buyer and Seller pursuant to Section 3.4(a), the following amounts to Seller or such other Persons as follows:

(a)                the Financial Debt as set forth in the Payoff Letters and the unpaid Transaction Expenses in accordance with the payment instructions delivered by Seller to Buyer before the Closing;

(b)                an amount equal to 66.67% of the Closing Cash Consideration (the “Closing Cash Payment”) via wire transfer to the bank accounts designated by Seller to Buyer in writing at least five (5) Business Days prior to the Closing Date, which may be the accounts of the Members (the “Member Bank Accounts”) or the Seller (the “Seller’s Bank Account”) to be paid to Seller or, to the extent designated in accordance with Section 3.11, to the Members in accordance with their respective Pro Rata Percentages;

(c)                Parent will issue to Seller, or, to the extent designated by Seller in writing at least five (5) Business Days prior to the Closing Date and in accordance with Section 3.11, to the Members in accordance with their respective Pro Rata Percentages, a number of shares of unregistered common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) equal to 85.00% of the Stock Value divided by the Per Parent Share Price (the “Closing Stock Payment”);

(d)                Parent will deposit with the Escrow Agent a number of shares of unregistered Parent Common Stock equal to 15.00% of the Stock Value divided by the Per Parent Share Price (the “Indemnity Escrow Shares”) in an account to be established by the Escrow Agent in accordance with the Escrow Agreement (the “Escrow Account”).

Section 3.3              Post-Closing Payments.

(a)                On the first anniversary of the Closing Date, Buyer will pay to Seller or, to the extent designated by Seller in writing and in accordance with Section 3.11, to the Members in accordance with their respective Pro Rata Percentages, the remaining 33.33% of the Closing Cash Consideration, as finally determined in accordance with Section 3.4 (the “Deferred Cash Payment”), via wire transfer to the Seller’s Bank Account or the Member Bank Accounts, as applicable.

(b)                On each of the three (3), six (6), nine (9) and twelve (12) month anniversaries of the Closing Date, Buyer shall transfer an amount equal to 1% of the aggregate Deferred Cash Payment (the “Interest Payments”) via wire transfer to the Seller’s Bank Account or, to the extent designated by Seller in writing and in accordance with Section 3.11, to the Member Bank Accounts in accordance with each Member’s respective Pro Rata Percentages, such that, following the payment of all four (4) Interest Payments, Buyer will have paid an amount equal to four percent (4%) of the Deferred Cash Payment in the aggregate.

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(c)                Payment of the Deferred Cash Payment and Interest Payments shall be secured by a proportional part of the Purchased Assets under the terms of a security agreement in substantially the form attached as Exhibit A to this Agreement (the “Security Agreement”), provided that the Security Agreement will be subordinated to any existing or future commercial lenders to Buyer, including in connection with the Financing. If requested by any such commercial lender, Seller and the Members will execute and deliver one or more subordination agreements (and any customary documents or deliverables related thereto) in form and substance reasonably satisfactory to such commercial lender, subject to approval by Seller or the Members signatory thereto, which approval will not be unreasonably withheld, conditioned or delayed.

(d)                Within three (3) Business Days of the expiration of the Escrow Period, the Escrow Agent shall release to Seller or, to the extent designated by Seller in writing and in accordance with Section 3.11, to the Member, in accordance with their respective Pro Rata Percentages, and pursuant to the terms of the Escrow Agreement, the balance of the Indemnity Escrow Shares in the Escrow Account which are not the subject of a dispute on or following the expiration of the Escrow Period. Any Indemnity Escrow Shares subject to such a dispute shall not be released to Seller or the Members until such dispute is finally resolved. The fees of the Escrow Agent shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer.

Section 3.4              Pre-Closing Statement; Post-Closing Purchase Price Adjustment.

(a)                At least five (5) days prior to the Closing Date, Seller will deliver to Buyer a statement (the “Pre-Closing Statement”), prepared in accordance with the Accounting Principles, setting forth (i) an estimated balance sheet of Seller as of the Measurement Time, (ii) Seller’s good faith estimate of the Purchase Price, including the amount of Marijuana Inventory and Net Working Capital (the “Closing Purchase Price”), (iii) Seller’s good faith estimate of the resulting Closing Cash Consideration, Closing Cash Payment, Deferred Cash Payment, Interest Payments, Stock Consideration, Closing Stock Payment and Indemnity Escrow Shares and (iv) the amounts of Financial Debt and Transaction Expenses to be paid at the Closing. Buyer may submit any objections in writing to Seller until 5:00 p.m. Mountain Time on the Business Day prior to the anticipated Closing Date and Seller will cooperate in good faith with Buyer to revise the Closing Purchase Price to reflect the mutual agreement of Seller and Buyer. If Buyer does not submit any objections within such period or the parties are unable to mutually agree to such revisions, then the Pre-Closing Statement initially provided by Seller shall be deemed final (subject to later adjustment pursuant to the remaining terms of this Section 3.4). Seller will make its financial records reasonably available to Buyer and its accountants and other representatives at reasonable times at any time during the review by Buyer of the calculation of the Closing Purchase Price.

(b)                As soon as practicable, but no later than sixty (60) days after the Closing Date, Buyer will prepare and deliver to Seller a statement (the “Closing Statement”), prepared in accordance with the Accounting Principles, setting forth, in reasonable detail, Buyer’s calculation of the Purchase Price, including the amount of Marijuana Inventory and Net Working Capital, the resulting Closing Cash Consideration, Closing Cash Payment, Deferred Cash Payment, Interest Payments, Closing Stock Payment and Indemnity Escrow Shares, and the amounts of Financial Debt (as of the Measurement Time) and Transaction Expenses (as of the Measurement Time).

(c)                Seller will be entitled to review the Closing Statement, together with supporting books and records of Buyer with respect to the Business to be provided upon Seller’s reasonable request; provided that (i) such review must be conducted at reasonable times during normal business hours, under the reasonable supervision of Buyer’s agents and in a manner so as not to unreasonably interfere with the normal business operations of Buyer, (ii) Seller will treat all such information as confidential and hereby waives any right to use such information for any purpose other than in connection with the determination of the final Purchase Price, and (iii) the costs and expense of such review, including the fees of any third-party advisors, will be borne by Seller. During a period of thirty (30) days after the date Buyer delivers the Closing Statement to Seller (the “Objection Period”), if Seller disagrees with the Closing Statement, then Seller will give written notice (an “Objection Notice”) to Buyer within such thirty (30)-day period specifying in reasonable detail Seller’s disagreement with Buyer’s determination of the Purchase Price as set forth in the Closing Statement. Any Objection Notice must specify those items or amounts as to which Seller disagrees, and Seller will be deemed to have agreed with all other items and amounts contained in the Closing Statement. If Seller does not deliver an Objection Notice within the Objection Period, then Seller will be deemed to have agreed entirely with the determination of the Purchase Price as set forth in the Closing Statement.

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(d)                If an Objection Notice is duly delivered in accordance with Section 3.4(c), Buyer and Seller will, during the fifteen (15) days following delivery of the Objection Notice, use reasonable efforts to reach agreement on the disputed items or amounts set forth in the Objection Notice (the “Disputed Purchase Price Components”) in order to determine the Purchase Price, which amount must be within the range of the amount thereof shown in the Closing Statement and the amount thereof shown in the Objection Notice. If, during such fifteen (15)-day period, Buyer and Seller are unable to reach agreement on the Disputed Purchase Price Components, they will promptly thereafter cause independent members of the dispute resolution group of Endispute, Inc. d/b/a JAMS Denver Mediation, Arbitration and ADR Services, or if Endispute, Inc. is unavailable, an independent accounting firm of recognized national or regional standing to be mutually agreed upon by Buyer and Seller, acting reasonably and in good faith, or if Buyer and Seller are unable to agree as to such independent accounting firm within ten (10) days after the conclusion of such fifteen (15)-day period, either Buyer or Seller may request that the CPR International Institute for Conflict Prevention and Resolution appoint a certified public accountant who at the time is, or for at least five (5) years formerly was, a partner (or in a position of equivalent stature) in an independent accounting firm of recognized national or regional standing, (in either case, the “Independent Accountant”) to review this Agreement and the Disputed Purchase Price Components for the purpose of calculating the Purchase Price. The Independent Accountant will determine procedures for the resolution of the dispute, subject to the terms hereof. The Independent Accountant’s sole function will be to act as an accounting expert, and not as an arbitrator. The Independent Accountant’s determination of any Disputed Purchase Price Components and its calculation of the Purchase Price must be within the range of the amount thereof shown in the Closing Statement and the amount thereof shown in the Objection Notice. The Independent Accountant will deliver to Buyer and Seller, as promptly as practicable, but in any event within twenty (20) days after its appointment, a report setting forth, in reasonable detail, its determination of the Purchase Price. Such report will be final and binding upon the parties absent manifest error. The cost of the Independent Accountant’s review and report will be borne by Buyer, on the one hand, and Seller, on the other hand, in the same proportion that the dollar amount of the Disputed Purchase Price Components that are not resolved in favor of Buyer, on the one hand, and Seller, on the other hand, bears to the total dollar amount of the Disputed Purchase Price Components resolved by the Independent Accountant. Each party will bear all of its other expenses incurred in connection with matters contemplated by this Section 3.4.

(e)                Within five (5) Business Days after the end of the Objection Period, if Seller has not delivered an Objection Notice during the Objection Period, or within five (5) Business Days of the resolution of all disputes pursuant to Section 3.4(c), Buyer or Seller, as applicable, will make the following payments:

(i)                 If the Purchase Price as finally determined under this Section 3.4 is greater than the Closing Purchase Price, at Seller’s option, Buyer will (A) pay to Seller (or if directed by Seller in accordance with Section 3.11, to the Members in accordance with their respective Pro Rata Percentages) the amount by which the Purchase Price as finally determined under this Section 3.4 exceeds the Closing Purchase Price by wire transfer of immediately available funds to the Seller’s Bank Account or Member Bank Accounts, as applicable, or (B) cause Parent to issue to Seller (or, if directed by Seller in accordance with Section 3.11, to the Members in accordance with their respective Pro Rata Percentages) a number of shares of Parent Common Stock equal to such excess divided by the Per Parent Share Price.

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(ii)               If the Purchase Price as finally determined under this Section 3.4 is less than the Closing Purchase Price, Buyer may, at Buyer’s option, (A) recover from the Escrow Account pursuant to the terms of the Escrow Agreement the amount by which the Closing Purchase Price exceeds the Purchase Price as finally determined under this Section 3.4 by reducing the number of Indemnity Escrow Shares by an amount equal to such excess divided by the Per Parent Share Price, or (B) direct payment thereof in cash by Seller (or the Members, in accordance with their respective Pro Rata Percentages), which payment will be made by Seller (or the Members) within five (5) Business Days of such demand, by wire transfer of immediately available funds to a bank account or accounts designated in writing by Buyer at least three (3) Business Days prior to such payment date. In the event such amount is to be recovered from the Escrow Account, such Indemnity Escrow Shares will be valued at the Per Parent Share Price.

Section 3.5              Covenants Regarding Stock Consideration.

(a)                Legend. Seller acknowledges and agrees that the certificates representing the Stock Consideration may contain a legend in form acceptable to Parent, including the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO SECTION 8.10 OF THAT CERTAIN ASSET PURCHASE AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF, A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND SUCH RESTRICTION ON TRANSFER WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH RESTRICTION ON TRANSFER.

(b)                Rule 144. Subject to Section 8.9 and any other transfer restrictions agreed to by Seller or any Member, if the securities issued as Stock Consideration are eligible for resale under Rule 144 of the Securities Act, Parent shall cause the legend set forth above to be removed within three (3) trading days of completion of the 144 Opinion and the delivery by Seller or a Member, as applicable, of an executed shareholders representation letter in form reasonably satisfactory to the applicable counsel providing the 144 Opinion setting forth the satisfaction of the conditions in Rule 144(b)(1) or (2) of the Securities Act, as applicable, and Parent shall deliver a customary opinion of counsel of recognized standing in form and substance satisfactory to the transfer agent to the effect that such sale is being made in compliance with Rule 144 of the Securities Act (the “144 Opinion”). Parent shall, at all times, until all of the Stock Consideration has been sold or is no longer subject to resale restrictions under the Securities Act, file all reports required to be filed under Section 13 or 15(d) of the Exchange Act.

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Section 3.6              Allocation of Purchase Price. Following the Closing Date, Buyer shall provide to Seller an allocation of the applicable portions of the Purchase Price in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of state, local, or non-U.S. Law, as appropriate) and in accordance with Schedule C. Seller shall provide Buyer with any comments to such allocation within fifteen (15) days after the date of receipt by Seller, and Seller and Buyer shall negotiate in good faith to finalize such allocation no later than sixty (60) days prior to the earliest due date (taking into account, for these purposes, any applicable extension of a due date) for the filing of a Tax Return to which such allocation is relevant. If Seller does not provide any comments within such fifteen (15) day period, then the allocation initially provided by Buyer shall be deemed final. If Seller timely provides such comments but Seller and Buyer are unable to mutually agree to an allocation within fifteen (15) days after Seller’s delivery of such comments, then such dispute shall be resolved in a manner substantially similar to Section 3.4(d) no later than sixty (60) days prior to the earliest due date (taking into account, for these purposes, any applicable extension of a due date) for the filing of a Tax Return to which such allocation is relevant. The Purchase Price shall be allocated as set forth in such mutually agreed or finalized allocation (the “Allocation Schedule”). Seller and Buyer shall file IRS Form 8594 and all Tax Returns and other Tax filings in accordance with the Allocation Schedule, and neither Seller nor Buyer shall take any position in any Tax Return, Tax filing, Tax proceeding or audit, or financial statement or report that is inconsistent with the Allocation Schedule.

Section 3.7              Withholding. Notwithstanding any other provision of this Agreement, Buyer and its agents shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld by it therefrom under any applicable Laws, and to reasonably request and be provided any necessary forms, including IRS Form W-9 or the appropriate version of Form W-8, as applicable, or any similar information. To the extent any such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Notwithstanding the foregoing, Buyer and its agents shall not deduct and withhold any federal Taxes from any consideration payable or otherwise deliverable to any Person which delivers a completed and signed IRS Form W-9 to the Buyer (certifying that such Person is not subject to backup withholding). Prior to making any deduction or withholding of state or local Taxes, Buyer shall notify Seller and reasonably cooperate with Seller to eliminate or reduce any such deduction or withholding to the extent permitted under applicable Law.

Section 3.8              Electronic Transfer of Certain Assets. Seller agrees that, at the request of Buyer, any of the Purchased Assets that can be transmitted to Buyer electronically will be so delivered to Buyer promptly following the Closing in a secure format and manner mutually agreeable to Buyer and Seller and will not be delivered to Buyer on any tangible medium. After Closing, Seller will not directly or indirectly use any copies of such Purchased Assets under its custody or control except for (a) the purpose of verifying delivery of or re-delivering such Purchased Assets to Buyer or (b) complying with an express provision of this Agreement or the Ancillary Documents. Upon the written request of Buyer following the Closing, Seller will return or destroy any such copies of the Purchased Assets using commercially reasonable means but, in any event, will not thereafter directly or indirectly permit or perform any recovery or restoration thereof, whether through forensics, archives, undeletion, or otherwise.

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Section 3.9              Employee and Independent Contractor Matters.

(a)                Seller agrees to use its reasonable efforts to assist Buyer in its efforts to employ any employees of Seller and engage any independent contractors of Seller. Buyer agrees to hire substantially all the employees of Seller. Any employees of Seller who accept employment with Buyer, execute any documents required by Buyer to be executed in connection therewith and begin employment with Buyer are referred to herein collectively as the “Hired Employees.”

(b)                Buyer will have no obligation to offer employment to, and will have no Liability to, any employee of Seller, including any employee who, on the Closing Date, is not actively employed by Seller or is on job protected leave, military service leave or layoff (whether or not with recall rights), or whose employment has been terminated (voluntarily or involuntarily) or who has retired prior to the Closing Date other than those employees on statutorily-mandated leave or military service leave set forth on Schedule 3.9(b). Seller will bear all responsibility for, and related costs associated with the termination of its employees, including complying with the federal Worker Adjustment and Retraining Notification Act (“WARN”) and similar Laws. Seller will not provide any notice to employees pursuant to WARN or similar Laws without prior approval by Buyer, which Buyer shall not unreasonably delay or withhold from Seller.

(c)                Prior to the Closing, Seller will terminate, effective no later than as of the close of business on the Business Day immediately preceding the Closing Date, all employees and independent contractors of Seller who have not been made any offer of employment or engagement with Buyer or declined employment or engagement with Buyer. Simultaneously with such termination, Seller will pay each such terminated employee and each such terminated independent contractors all accrued wages, salaries, and fees, accrued vacation, accrued sick and personal time, if any are owed and due under Law, and all other amounts due from Seller to such employees and independent contractors, and termination or severance pay in accordance with any contract or Law.

(d)                Nothing contained in this Agreement, any Ancillary Document or any other document contemplated hereby or thereby will confer upon any Hired Employee or any other present or former employee of Seller any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, any Ancillary Document or any other document contemplated hereby or thereby, including any right to employment or continued employment or to any compensation or benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of Buyer, nor will anything contained in this Agreement, any Ancillary Document or any other document contemplated hereby or thereby constitute a limitation on or restriction against the right of Buyer to amend, modify or terminate any such plan, policy or arrangement or compensation, benefits or other terms or conditions of employment.

(e)                Seller and Buyer agree that Seller will be liable for all Liabilities of Seller with respect to the employees and independent contractors of Seller (including all Hired Employees) arising or accruing prior to the Closing Date and including any employment Taxes imposed with respect to any payments of compensation to employees and independent contractors arising in connection with the transactions contemplated by this Agreement, regardless of whether arising on or before the Closing, and Buyer will be and become liable for all employment-related Liabilities of the Hired Employees and all Liabilities with respect to independent contractors, in each case, first arising after the Closing Date.

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Section 3.10           Inability to Assign Assigned Contracts.

(a)                Notwithstanding anything to the contrary contained in this Agreement or in any Ancillary Document, to the extent that the assignment or attempted assignment to Buyer of any Assigned Contract or Permit, or any claim, right or benefit arising thereunder or resulting therefrom, is prohibited by any Law, or would require any consent, waiver, authorization, notice or novation by any Person, and such consent, waiver, authorization, notice or novation has not been obtained or made prior to the Closing in a form and substance reasonably acceptable to Buyer, or with respect to which any attempted assignment would be ineffective or would materially and adversely affect the rights of Seller or Buyer thereunder, then neither this Agreement nor any Ancillary Document will constitute an assignment or attempted assignment thereof, and the same will not be assigned at the Closing.

(b)                Both prior and subsequent to the Closing, Seller will use reasonable efforts and cooperate with Buyer to obtain promptly all consents, waivers, authorizations or novations and to timely give all notices required with respect to the Assigned Contracts and Permits, in form and substance reasonably acceptable to Buyer. Except as set forth in Section 12.11, Seller will bear and pay the cost of all filing, recordation and similar fees and Taxes payable to any Governmental Authority in connection with the assignment of the Assigned Contracts and Permits and any additional fees or charges (howsoever denominated) required by any Person in connection with the assignment of any of the Assigned Contracts or Permits or any related consent, waiver, authorization, novation or notice.

(c)                If any consent, waiver, authorization, novation or notice that is required for the effective assignment to Buyer of any Assigned Contract or Permit cannot be obtained or made and, as a result, the material benefits of such Assigned Contract or Permit cannot be provided to Buyer following the Closing as otherwise required in accordance with this Agreement, then Seller will use reasonable efforts to provide Buyer with the economic benefits (taking into account all burdens and benefits, including Tax costs and benefits) and operational benefits of any such Assigned Contract, and to permit Buyer to perform Seller’s obligations and enforce Seller’s rights under such Assigned Contract or Permit as if such Assigned Contract or Permit had been assigned to Buyer (and as if Seller had obtained or made such consent, waiver, authorization, novation, or notice as the case may be), including (i) enforcing, at Buyer’s request, any rights of Seller arising with respect thereto, including the right to terminate such Assigned Contract upon the request of Buyer, and (ii) permitting Buyer to enforce any rights arising with respect thereto. Seller will pay to Buyer, when received, all income, proceeds and other monies received by Seller from third parties to the extent related to Buyer’s intended rights under any Assigned Contract, as contemplated by this Agreement, including this Section 3.10(c). Once any such consent, waiver, authorization or novation is obtained or notice is properly made in form and substance reasonably acceptable to Buyer, Seller will assign such Assigned Contract or Permit to Buyer at no additional cost to Buyer. Any expenses incurred by Seller, and any reasonable expenses incurred by Buyer, in connection with the arrangements contemplated by this Section 3.10(c) will be borne by Seller.

(d)                For purposes of this Section 3.10, it shall be reasonable for Buyer not to accept the form and substance of any consent, waiver, authorization, novation or notice if it (i) changes or modifies, in any material respect, any Assigned Contract or Permit; (ii) results in any cost to Buyer; or (iii) makes any representations concerning, or attempts to impose any conditions on, Buyer (other than the obligation to pay or perform the obligations expressly set forth in such Assigned Contract to the extent such obligations constitute Assumed Liabilities).

Section 3.11           Payments to Members. As set forth in Section 3.2 and Section 3.3, Seller may, at its option, direct that any payment by Buyer or issuance by Parent (including by release of Indemnity Escrow Shares pursuant to the Escrow Agreement) be made instead to the Members in accordance with their respective Pro Rata Percentages. Any such direction must be made in a written notice by Seller and each Member and delivered to Buyer at least five (5) Business Days prior to the applicable date of payment or issuance. Any such payment by Buyer or issuance by Parent will be deemed for all purposes, including Tax purposes, made to Seller and distributed by Seller to the Members, including for determining whether Seller has been paid in full as contemplated in Section 3.2 and Section 3.3, and is being made or issued to the Members for administrative convenience of Seller and the Members.

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Section 3.12           Paying Agent. Buyer may, at its option, elect to utilize a third-party paying agent for purposes of making any cash payments required under this Agreement, including under Section 3.2 or Section 3.3. If requested by Buyer, Seller agrees to reasonably cooperate with Buyer’s appointment of such paying agent, and Buyer may provide such information regarding Seller or the Members as is reasonably requested by the paying agent to make such payments. The fees and expenses of such paying agent will be paid by Buyer.

ARTICLE IV
CLOSING

Section 4.1              The Closing. The closing of the Transactions (the “Closing”) will take place on the date that is five (5) Business Days after the last of the conditions to Closing set forth in ARTICLE IX has been satisfied or waived (other than conditions which by their nature, are to be satisfied on the Closing Date) by the electronic exchange of closing deliveries or, if such exchange is not practical, at a physical closing to be held at the offices of Buyer’s counsel or at such other time and place as agreed upon among the parties (such day on which the Closing actually takes place being the “Closing Date”). The Closing shall be deemed to have occurred at 12:00:01 a.m. (Mountain time) on the Closing Date.

Section 4.2              Delivery of Documents at Closing.

(a)                At or prior to the Closing, Seller or the Members, as applicable, shall deliver to Buyer the following:

(i)               a bill of sale and assignment and assumption in the form set forth on Exhibit B (the “Bill of Sale and Assignment”), duly executed by Seller, transferring the Purchased Assets and Assumed Liabilities (as defined below) to Buyer;

(ii)               the Escrow Agreement, duly executed by Seller;

(iii)             the Security Agreement, duly executed by Seller;

(iv)             written approvals of the MED Approval, the Local Authority Approvals, and all required Governmental Authorities to the assignment of all permits, licenses, approvals, authorizations, registrations, certificates, variances and similar rights obtained from Governmental Authorities required for the operation of the Regulatory Licenses by Buyer at the applicable Premises;

(v)              certificates from the Colorado Department of Revenue and any city in which Seller is engaged in the Business, which ordinarily provides such certificates on a timely basis and to the extent available, dated within thirty (30) days of Closing, showing that Seller has no outstanding Colorado or city Tax Liabilities;

(vi)             at least five (5) Business Days before Closing, the Pre-Closing Statement in accordance with Section 3.4;

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(vii)            the officer’s certificate described in Section 9.2(d) in a form reasonably acceptable to Buyer, duly executed by an officer of Seller;

(viii)           IRS Forms W-9 completed and duly executed by Seller and each Member;

(ix)             the various certificates, instruments and documents (and shall take the required actions) referred to in ARTICLE IX herein and such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement;

(x)              a payoff letter in form reasonably satisfactory to Buyer, issued and executed by each holder of Financial Debt not earlier than three (3) Business Days before the Closing Date, which sets forth (A) the amounts required to repay in full all Indebtedness owed to such holder as of the Closing (but after giving effect to the Closing), (B) the wire transfer instructions for the repayment of such Indebtedness to such holder and (C) a release of all Encumbrances and termination of all obligations granted by Seller to such holder or otherwise arising with respect to such Indebtedness, effective upon repayment of the payoff amount for such Indebtedness as specified therein (collectively, the “Payoff Letters”);

(xi)              the SB IP License, duly executed by Star Brands;

(xii)            specific assignment and assumption agreements duly executed by Seller relating to any Assigned Contracts that Buyer and Seller have mutually determined to be reasonably necessary to assign such Assigned Contracts to Buyer and for Buyer to assume the Assumed Liabilities thereunder;

(xiii)           the consent of the Persons party to the Assigned Contracts set forth on Schedule 4.2(a)(xiii) to the assignment of such Assigned Contracts to Buyer, duly executed by such Persons (the “Required Consents”);

(xiv)           a lease agreement in form and substance reasonably satisfactory to Buyer with respect to the Premises, duly executed by the applicable landlord of the Leased Property (the “Real Property Leases”);

(xv)            evidence of termination of the Contracts set forth on Schedule 4.2(a)(xv);

(xvi)           a completed Investor Questionnaire in the form attached hereto as Exhibit D, duly executed by Seller and each Member certifying that such Person is an accredited investor; and

(xvii)          the Star Packaging Services Agreement, duly executed by Star Packaging.

(b)                At or prior to the Closing, Buyer shall deliver or shall cause to be delivered to Seller (or in the case of Section 4.2(b)(viii), the Escrow Agent) the following:

(i)               the Bill of Sale and Assignment, duly executed by Buyer;

(ii)              the Escrow Agreement, duly executed by Buyer;

(iii)             the Security Agreement, duly executed by Buyer;

(iv)             the Star Packaging Services Agreement, duly executed by Buyer;

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(v)              the officer’s certificate described in Section 9.3(c) in a form reasonably acceptable to Seller, duly executed by an officer of Buyer;

(vi)             the Closing Cash Payment in immediately available funds paid to the Seller’s Bank Account;

(vii)            executed instruction letter to Parent’s transfer agent to issue the Closing Stock Payment; and

(viii)           the Indemnity Escrow Shares, to be deposited with the Escrow Agent in the Escrow Account, pursuant to the Escrow Agreement.

ARTICLE V
ASSUMPTION OF LIABILITIES

Section 5.1              Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities, as of and after the Closing:

(a)                accounts payable of Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date which constitute current liabilities of Seller and are included in Net Working Capital;

(b)                all Liabilities in respect of the Assigned Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller prior to the Closing, except for any such Liabilities which arose or accrued prior to Closing and which are not included as current liabilities in Net Working Capital; and

(c)                all Liabilities for any administrative fees associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority (including MED) set forth in Schedule 12.11 on behalf of Seller in connection with the transfer of the Regulatory Licenses to Buyer.

Section 5.2              Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no obligation and is not assuming, and Seller shall retain and timely pay, perform, defend and discharge, all of Seller’s Liabilities that do not constitute Assumed Liabilities, whether disclosed or undisclosed, known or unknown, direct or indirect, absolute or contingent, secured or unsecured, liquidated or unliquidated, accrued or otherwise, whether Liabilities for Taxes, Liabilities of creditors, Liabilities arising under or in respect of any Benefit Plan, Liabilities to any Governmental Authority or third parties, liabilities assumed or incurred by Seller by operation of law or otherwise (collectively, the “Excluded Liabilities”), including (i) any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other related transactions and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others, (ii) contractual liabilities arising from the Business or ownership of the Purchased Assets prior to the Closing Date, (iii) any Taxes owing by Seller or any direct or indirect holders of Seller’s Equity Securities, including but not limited to: (A) any ad valorem Taxes, including real estate and personal property Taxes, waste disposal assessments or other assessments for public or municipal improvements that are assessed or imposed pursuant to any lease agreement effective before the Closing Date, and, (B) any other Taxes, whether related to the Business, the Purchased Assets or otherwise and any liens on the Purchased Assets relating to any such Taxes, (iv) any Liabilities in respect of any pending or threatened action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such action relates to such operation on or prior to the Closing Date, (v) any product Liability or similar claim for injury to a person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Seller, (vi) any recall, design defect or similar claims of any products manufactured or sold or any service performed by Seller, (vii) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including any Liabilities associated with any claims for wages or other benefits, bonuses accrued vacation, workers’ compensation, severance, retention, termination or other payments, (viii) any Liabilities associated with debt, loans or credit facilities of Seller (or, if arising prior to the Closing Date, the Business) owing to financial institutions, and (ix) any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order.

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Section 5.3              Taxes. Notwithstanding any provision to the contrary in this Agreement, Buyer shall pay when due any sales, transfer, excise, or other similar Taxes which may be imposed in any jurisdiction in connection with or arising from the sale and transfer of any of the Purchased Assets to Buyer (such Taxes, “Transfer Taxes”) in an aggregate amount up to $15,400, and Buyer and Seller shall each pay when due one-half of the aggregate amount of Transfer Taxes in excess of $15,400. Buyer and Seller agree to cooperate with and assist each other in any efforts to minimize, or secure any available exemptions from, any such Transfer Taxes. Seller or the Members, as applicable, shall pay its or their own income Tax assessed as a result of this Agreement. Except as set forth in this Section 5.3, Seller will be responsible for all Taxes, assessments and costs associated with the Business for Pre-Closing Tax Periods. The Transaction Expenses shall be allocated to and deducted by Seller for all Tax purposes to the extent allowed under applicable Law. To the extent allowed under applicable Law, the rights of Seller to the Deferred Cash Payment and the Indemnity Escrow Shares shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of state, local or non-U.S. applicable Law, as appropriate.

Section 5.4              Property Taxes. All Property Taxes which have become due and payable upon any of the Purchased Assets on or before the Closing Date shall be paid by Seller on or before the Closing, together with any penalty or interest thereon, to the relevant Governmental Authority. All Property Taxes imposed by any Governmental Authority with respect to the Purchased Assets that are due and payable with respect to a Straddle Period (taking into account whether such Property Taxes are payable in advance or in arrears) shall be apportioned between (i) the period beginning before and ending on the Closing Date (the “Pre-Transfer Period”) and (ii) the period beginning on the day immediately after the Closing Date and ending on the last day of the relevant taxable period (the “Post-Transfer Period”). In performing such apportionment, all Property Taxes shall be prorated on the assumption that an equal amount of Property Tax applies to each day of the relevant taxable period regardless of how installment payments are billed or made. If the actual amount of any such item is not known as of the Closing Date, such proration will be based on the previous year’s assessment of such item and the parties hereto will adjust such proration and pay any underpayment or reimburse for any overpayment within thirty (30) days after the actual amount becomes known. Seller shall be liable for all such Property Taxes apportioned to the Pre-Transfer Period and Buyer shall be liable for all such Property Taxes apportioned to the Post-Transfer Period. No later than fifteen (15) days prior to the due date thereof, Seller shall pay to Buyer the amount of any Pre-Transfer Period and other Property Taxes for which Seller is liable under this Section 5.4 and which remain unpaid as of the Closing Date. Within five (5) days after the Closing Date, Buyer shall reimburse Seller for all Property Taxes paid by Seller that are apportioned to the Post-Transfer Period. Buyer shall pay all Property Taxes which become due and payable after the Closing Date with respect to a Straddle Period.

Section 5.5              Cooperation on Tax Matters. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other action in respect of Taxes. Any information obtained under this Section 5.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other action in respect of Taxes.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER
AND THE MEMBERS

Seller and each Member, jointly and severally, hereby represent and warrant to Buyer and Parent as of the date hereof and as of the Closing as follows:

Section 6.1              Organization, Good Standing and Qualification of Seller. Seller (a) is a Colorado limited liability company duly organized, validly existing and in good standing under the Laws of the state of Colorado, (b) has all requisite limited liability company power and authority to carry on the Business as currently conducted, and (c) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of the Business requires such qualification.

Section 6.2              Authorization; Enforceability. All action on the part of Seller and the Members necessary for the authorization, execution, delivery and performance of this Agreement and the Ancillary Documents have been taken by Seller and the Members, and no other proceedings are necessary on the part of Seller or the Members to authorize the execution, deliver or performance of this Agreement or the other Ancillary Documents to which Seller or any Member is a party. Seller has the requisite limited liability company power and authority and each Member has capacity to execute and deliver this Agreement and the Ancillary Documents and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each Ancillary Document to be executed and delivered by Seller or any Member has been duly authorized, executed and delivered by duly authorized officers of Seller and such Members and constitutes a valid and binding obligation of Seller and such Members, enforceable against Seller and such Members in accordance with its terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies, and to the extent the indemnification provisions contained in the Ancillary Documents may be limited by applicable federal or state securities Laws (collectively, “Enforceability Exceptions”).

Section 6.3              Consents; Non-contravention. The execution, delivery, and performance by Seller and each Member of this Agreement and the Ancillary Documents to which Seller or any Member is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement, or other organizational documents of Seller or any Member; (b) conflict with or result in a violation or breach of any provision of any applicable Law or Governmental Order applicable to Seller or any Member; (c) require the consent, notice or other action by any Person under any Contract to which Seller or any Member is a party; or (d) result in the creation or imposition of any Encumbrance on any of the Purchased Assets. Except as set forth in Section 6.3 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or any Member in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

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Section 6.4              Financial Statements.

(a)                Seller has delivered to Buyer the balance sheets, statements of cash flows and statements of income of Seller as of the twelve month periods ending December 31, 2019 and December 31, 2018 (the “Unaudited Annual Financial Statements”) and the balance sheets and statements of income for the four (4)-month period ending April 30, 2020 (the “Interim Financial Statements,” and, collectively with the Unaudited Annual Financial Statements, the “Financial Statements”). The Unaudited Financial Statements and the Interim Financial Statements have been prepared in accordance with the books and records of Seller (which books and records are true, complete and correct in all material respects) on a basis consistent with past practice in all material respects.

(b)                Seller has no Liabilities (and there is no reasonable basis for any present or future Proceeding against Seller giving rise to any Liability) of any nature, whether absolute, accrued, continued or otherwise, except for any Liabilities (i) fully reflected or reserved against in the Interim Financial Statements (other than Liabilities not so reflected or reserved against that would not exceed $50,000 in the aggregate) or (ii) that have arisen in the ordinary course of business since the date of the balance sheet in the Interim Financial Statements (which does not arise out of, relate to or result from and which is not in the nature of and was not caused by any breach of contract, breach of warranty, tort, infringement or other violation of Law).

(c)                Section 6.4(c) of the Disclosure Schedules sets forth an accurate and complete aging of all accounts payable of Seller as of the date of the Interim Financial Statements. No account payable of Seller is delinquent in its payment. Seller has paid its accounts payable in the ordinary course of business and has not delayed or deferred any payables. Seller does not have any accounts payable or loans payable to any Affiliate or any of its directors, officers, members, managers, employees or other holders of Equity Securities.

(d)                Section 6.4(d) of the Disclosure Schedules sets forth an accurate and complete aging of all accounts receivable of Seller as of the date of the Interim Financial Statements. All accounts receivable of Seller have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims, not subject to any counterclaim or setoff.

(e)                Except as set forth on Section 6.4(e) of the Disclosure Schedules, Seller does not owe any amount under any Indebtedness or in respect of any account payable that is overdue or that Seller has disputed or determined to dispute or refuse to pay (whether or not in good faith).

(f)                 The Pre-Closing Statement, when delivered, will set forth an accurate and complete determination of the Net Working Capital and Marijuana Inventory as of the Measurement Time.

Section 6.5              No Material Adverse Change. Except as disclosed on Section 6.5 of the Disclosure Schedules, since January 1, 2020, and there has not been, with respect to Seller, any:

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(a)                event, occurrence, fact, condition or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)                change in any method of accounting or accounting practice of the Business, except as required by GAAP in connection with the preparation of the Financial Statements;

(c)                purchase, sale, redemption or acquisition of its Equity Securities;

(d)                change in Seller’s cash management practices and its policies, practices, and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(e)                entry into any Contract that would constitute a Material Contract or Assigned Contract, except as set forth in Section 6.5(e) of the Disclosure Schedules, and other than in the ordinary course of business consistent with past practices;

(f)                 incurrence, assumption or guarantee of any Indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(g)                transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Financial Statements or cancellation of any debts or entitlements, except for the sale of inventory in the ordinary course of business;

(h)                cancellation of any debts, claims, amendment, or termination or waiver of any rights constituting Purchased Assets;

(i)                 material damage, destruction, or loss (whether or not covered by insurance) of any assets;

(j)                 acceleration, termination, material modification to or cancellation of any Material Contract;

(k)                any material capital expenditures that would constitute an Assumed Liability;

(l)                 imposition of any Encumbrance upon any of the Purchased Assets, other than in the ordinary course of business consistent with past practices;

(m)               (i) grant of any bonuses, or increase in any wages, salary, severance, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $25,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, manager, independent contractor or consultant;

(n)                hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business;

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(o)                adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a union, in each case whether written or oral;

(p)                any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members, or current or former directors, officers, managers, and employees;

(q)                adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar applicable Law;

(r)                 purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $25,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(s)                 (i) amendment to a Tax Return, (ii) claims for Tax adjustments or assessments, (iii) settlement of any Tax claim, audit or assessment, or (iv) failure to pay any Tax or file any Tax Return when due;

(t)                 Any action taken by Seller or any Member that, if taken during the period from the date hereof through the Closing without Buyer’s consent, would constitute a breach of, or require consent of Buyer under Section 8.3; or

(u)                any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 6.6              Material Contracts.

(a)                Section 6.6 of the Disclosure Schedules sets forth an accurate and complete list of each oral or written Contract to which Seller is a party or by which the Purchased Assets are bound (collectively, “Material Contracts”), including each of the following:

(i)               Contract pursuant to which Seller has paid or has an obligation to pay to any supplier, vendor or similar Person in excess of $25,000 annually;

(ii)              Contract pursuant to which Seller has the right to receive aggregate payments in excess of $25,000 from customers, distributors or any other Person;

(iii)             Contract pursuant to which Seller is bound by any covenant not to compete or any restriction in any manner Seller’s ability to sell or purchase from any other Person or to solicit for employment or hire any Person or which contains take or pay, most favored nations or requirements terms;

(iv)             Lease, sublease or similar Contract with any Person pursuant to which Seller is a lessor, sublessor, lessee or sublessee of any portion of real property (including the Leased Property);

(v)              Contract pursuant to which Seller has incurred, guaranteed or issued any Indebtedness in excess of $25,000 for each occurrence or $100,000 in the aggregate or any Financial Debt;

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(vi)             Contract for the sale of assets owned or leased by Seller with a book value of $25,000 individually or $100,000 in the aggregate (other than inventory sales in the ordinary course of business);

(vii)            Contract relating to any joint venture, partnership or similar arrangement;

(viii)           Contract for (A) the acquisition, merger or purchase of all or substantially all of the assets or business of a third-party, or (B) the purchase or sale of assets outside of the ordinary course of business for aggregate consideration payable by Seller of $100,000 or more;

(ix)              any employment agreement or other Contract for the employment, hire or retention of any officer, employee, consultant, or independent contractor of Seller;

(x)               Contract for the lease or license of personal property to or from any Person;

(xi)             Contract for the payment of severance benefits, retention bonuses, change in control payments, sale bonuses or other similar payments to any employee or other Person;

(xii)            any IP Licenses (other than any Inbound License to commercially available object code software, software as a service or cloud service, in each case, that does not involve aggregate payments in excess of $10,000 annually for all licenses or users), and each other Contract relating to the acquisition, transfer, development, license, use or commercialization of IP or any waiver or release of rights in, to or under IP;

(xiii)           Contracts of agency, representation, distribution or franchise that cannot be canceled by Seller without payment or penalty upon notice of 90 days or less;

(xiv)           secrecy or confidentiality agreements, other than those entered into in the ordinary course of business;

(xv)            requirements Contracts or take or pay Contracts;

(xvi)           Contracts with, or relating to the provision of goods or services to, any Governmental Authority;

(xvii)          Contracts that restrict the ability of Seller to increase prices to a customer of the Business who purchased a material amount of goods or services from Seller in the previous fiscal year;

(xviii)         Contract which constitutes a settlement agreement or similar Contract; or

(xix)           Contract, not otherwise identified above, pursuant to which Seller is obligated as of the date of this Agreement to make payments in excess of $25,000 during the twelve (12)-month period following the date of this Agreement.

(b)                Seller has made available to Buyer accurate copies of each written Material Contract (other than purchase orders) (including all written amendments, modifications and supplements thereto). Seller has commemorated and disclosed all oral Material Contracts. All Material Contracts are valid, binding and enforceable against Seller and, to the Knowledge of Seller, against the other parties thereto (except in each case as to Enforceability Exceptions) and is in full force and effect. Seller has performed all obligations required to be performed by it to date under the Material Contracts. Neither Seller nor, to the Knowledge of Seller, any other Person is in violation, breach or default in any material respect of any Material Contract. To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene in any material respect, conflict with or result in a violation in any material respect, default or breach in any material respect of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract.

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Section 6.7              Insurance Policies. Section 6.7 of the Disclosure Schedules sets forth an accurate and complete list of all of the insurance policies (specifying the insured, the insurer, the amount of coverage, type of insurance, the policy number, the expiration date, and the annual premium) maintained by or for the benefit of Seller, including any insurance related to product liability and general business coverage. All such policies are valid and binding and in full force and effect, all premiums due and payable thereon have been timely paid. Seller has not received any written notice of cancellation, non-renewal or termination in respect of any such policy or is in default thereunder. Seller has not received written notice that any insurer under any policy referred to in this Section 6.7 is denying liability with respect to an unresolved claim thereunder or defending such claim under a reservation of rights. Seller has held substantially similar policies including with respect to the amount of coverage and type of insurance from inception of the Business. Seller has made available to Buyer accurate and complete copies of any loss run reports for the two (2)-year period immediately preceding the date of this Agreement for each insurance policy set forth on Section 6.7 of the Disclosure Schedules.

Section 6.8              Taxes. Other than as set forth on Section 6.8 of the Disclosure Schedules:

(a)                All material Tax Returns required to have been filed by Seller have been timely filed. All such filed Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by Seller (whether or not shown on such filed Tax Returns) have been duly and timely paid in full.

(b)                All Taxes required to have been collected and paid on the sale of products or taxable services by Seller (whether or not denominated as sales or use taxes) have been properly and timely collected and paid in the relevant jurisdictions in all material respects, and/or all sales tax exemption certificates or other proof of the exempt nature of sales of such products and services have been properly collected and submitted to the appropriate Governmental Authorities.

(c)                All Taxes required to have been withheld and paid over to the appropriate Governmental Authorities in connection with amounts paid or owing to any employee, independent contractor or other service provider, creditor, shareholder, or other third party by or on behalf of Seller have been properly and timely withheld and paid in all material respects.

(d)                Seller has not waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes.

(e)                There are no ongoing audits, examinations or other administrative or court proceedings involving Taxes with respect to Seller or its assets, income or operations, and no such Tax audit, examination or other administrative or court proceeding is threatened or contemplated. No deficiencies for any Tax have been finally decided against or with respect to Seller or any of its assets which have not been settled and paid. Seller has not been notified in writing by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

(f)                 Seller is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar Contract under which any liability could be imposed on Buyer.

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(g)                Since its formation, for federal and applicable state and local income Tax purposes, Seller has been treated as either a partnership or a corporation that has validly elected to be classified as an “S corporation” (as such term is defined in Sections 1361 and 1362 of the Code and analogous provisions of applicable state and local income Tax law) and validly maintained such election, and, in each case, Seller will continue to be so treated until Closing. If Seller has been treated as a corporation that has validly elected to be classified as an “S Corporation”, Seller has not, within the past five (5) years, (i) acquired assets from another corporation in a transaction in which its Tax basis for the acquired assets were determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a “qualified subchapter S subsidiary” within the meaning of Section 1361 of the Code.

(h)                There are no liens for Taxes (other than Permitted Encumbrances) on any of the Purchased Assets except for Taxes not yet due and payable.

Section 6.9              No Conflicts. The execution and delivery of this Agreement and the Ancillary Documents by Seller or any Member does not, and the performance and consummation of the transactions contemplated hereby or by the Ancillary Documents by Seller or any other Member, will not conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement, Contract or other instrument or obligation related to the Business to which Seller or any Member is a party or by which Seller or any Member’s assets or properties are bound.

Section 6.10           Title to Purchased Assets. Seller has good and valid title to all of the Purchased Assets owned by it and, valid and enforceable leasehold interests in all tangible assets leased by it, in each case, free and clear of all Encumbrances, except for the below Encumbrances as outlined in Section 6.10 of the Disclosure Schedules (the “Permitted Encumbrances”).

Section 6.11           Suitability of Assets. The Purchased Assets constitute all the assets and properties, whether tangible or intangible, whether personal, real or mixed, wherever located, that are used or held for use by Seller in the operation of the Business as currently conducted and collectively constitute all of the assets sufficient to operate the Business immediately following the Closing in substantially the same manner as currently operated. The Purchased Assets are in good condition and repair, properly maintained, and suitable for the operation of the Business in accordance with Sellers’ past practices and as required by applicable Law. All Marijuana Inventory is non-expired and of merchantable quality free of rot, fungus, disease and pests (other than limited instances of rot, fungus, disease or pests that can be treated using reasonable efforts and treatments allowed by applicable Law). Additionally, to the Knowledge of Seller, no Marijuana Inventory contains any impermissible pesticide, chemical, or contaminant (pursuant to the applicable Laws of the State of Colorado); nor is restricted from sale or transfer (on-hold) by MED. Seller has in the past and shall through the Closing Date use its reasonable efforts to maintain and preserve all Marijuana Inventory and products associated with the Business in a good and saleable condition including being non-expired and free from mildew, fungus, rot, spoilage and agricultural neglect.

Section 6.12           Real Property.

(a)                Section 6.12(a) of the Disclosure Schedules sets forth an accurate and complete list of all Premises leased, subleased or licensed by Seller, including the address, term and rent, for the operation of the Business (each, a “Leased Property”), and of all leases, subleases, licenses, amendments, lease guaranties, agreements and documents related thereto (collectively, the “Leases”). Seller has made available to Buyer accurate and complete copies of each Lease set forth on Section 6.12(a) of the Disclosure Schedules. The Leases are valid, binding and enforceable against Seller party thereto and, to the Knowledge of Seller, against the other parties thereto (except in each case as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other applicable Laws affecting creditors’ rights generally or by general principles of equity), and is in full force and effect. Seller has not sublet any portion of the Leased Property or assigned any of its rights under the applicable Lease. Seller (i) has valid leasehold title to each Leased Property subject to a Lease, sufficient to allow Seller and its subsidiaries to conduct the Business as currently conducted and (ii) none of Seller or, to the Knowledge of Seller, any other party to such Lease has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease. To the Knowledge of Seller, there is no private restrictive covenant or governmental use restriction (including zoning) on all or any portion of the Leased Property that prohibits or materially interferes with the use of the Leased Property as currently used in the Business. Except as listed on Section 6.12(a) of the Disclosure Schedules, to the Knowledge of Seller and the Members, there are no material defects to the Premises. Except as set forth on Section 6.12(a) of the Disclosure Schedules, there is no pending, or to the Knowledge of Seller, contemplated or threatened, and since January 1, 2017 there has not been any, judicial, municipal or administrative proceedings with respect to, or in any manner affecting the Premises or any portion thereof.

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(b)                Seller does not hold fee title to or otherwise own any real property.

Section 6.13           No Default. Seller is not and since January 1, 2017 has not been in default under any term or condition of any instrument evidencing, creating or securing any Indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other contract, lease, agreement, commitment or undertaking to which Seller is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, Lease, agreement, commitment or undertaking.

Section 6.14           Books and Records. The minute books, stock record books and other non-financial records of Seller, all of which have been made available to Buyer, are accurate and complete in all material respects and have been maintained in accordance with sound business practices.

Section 6.15           Notices. Seller or its representatives have not received any written notices relating to Material Contracts, from Governmental Authorities regarding property or building leases or notices relating to the Americans with Disabilities Act of 1990, as amended.

Section 6.16           Benefit Plans.

(a)                Section 6.16(a) of the Disclosure Schedules contains a complete and accurate list of all Benefit Plans.

(b)                Each Benefit Plan has been maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable Laws, including ERISA and Code and the regulations and rulings issued thereunder. All contributions, premiums and other payments due or required to be paid to (or with respect to) the Benefit Plans have been paid on or before their respective due dates and within the applicable time period prescribed by ERISA. No nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred or is threatened or about to occur (including any of the transactions contemplated by this Agreement) with respect to any Benefit Plan.

(c)                Each Benefit Plan that is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Laws (collectively, “COBRA”) has been operated and administered in compliance with such requirements. Seller and each ERISA Affiliate is and, at all relevant times, has been in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111 148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No.111 152, and all regulations and guidance issued thereunder (collectively, the “Healthcare Reform Laws”), including the employer shared responsibility provisions relating to the offer of medical coverage that qualifies as “minimum essential coverage” that is “affordable” and provides “minimum value” to “full time employees” and their “dependents” (as those terms are defined in Section 4980H of the Code and the related Treasury Regulations) and the applicable information reporting requirements under Sections 6055 and 6056 of the Code; and none of Seller, any ERISA Affiliate or any Benefit Plan has incurred (and nothing has occurred, and no condition or circumstance exists, that could subject Seller, any ERISA Affiliate or any Benefit Plan to) any assessable payment, Tax or penalty under Section 4980D or 4980H of the Code or under any other provision of the Healthcare Reform Law.

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(d)                Each Benefit Plan (or portion thereof) that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Benefit Plan). Neither Seller nor any ERISA Affiliate has any agreement or obligation to indemnify, reimburse, “gross-up” or otherwise compensate any individual for any taxes or interest imposed on such individual pursuant to Section 409A of the Code.

(e)                Neither Seller nor any ERISA Affiliate has ever sponsored, maintained, participated in or contributed to (or been obligated to sponsor, maintain, participate in or contribute to), or has or could have any Liability (including any contingent Liability) under or with respect to: (i) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including any such plan that is (or, at any time, was) intended to be qualified under Section 401(a) of the Code and any such plan that is (or, at any time, was) subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code; or (ii) any “multiemployer plan,” as defined in Section 3(37) of ERISA.

(f)                 Following the Closing, Seller or a member of the Selling Group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(a)) of which it is a part (the “Selling Group”) will continue to maintain a “group health plan” within the meaning of Section 5000(b)(1) of the Code that will not be terminated in connection with the transactions contemplated by this Agreement.

Section 6.17           Employment Matters.

(a)                Section 6.17(a)(i) of the Disclosure Schedules contains: (i) a list of all full-time, part-time and per diem employees of Seller, including the primary location of employment, job title, the full-time, exempt/non-exempt status under federal and state wage-and-hour Laws, part-time or per diem status of each employee; and (ii) the current hourly or piece-work rate or annual base salary provided by Seller to such employees as of the date hereof, and their leave status (if any) and anticipated return date. Section 6.17(a)(ii) of the Disclosure Schedules contains a list of all independent contractors of the (if any) of Seller, together with their respective names, dates of engagement, rates of pay and 2019 compensation.

(b)                There is no unfair labor practice or other labor or employment-related complaint or grievance or other administrative or judicial complaint, charge, suit, action or investigation pending or threatened in writing against Seller by or before any other Governmental Authority with respect to any present or former employee or independent contractors. Seller has not received any demand letters or drafts of suits, charges or complaints related to any claims made by any employees, former employees or independent contractors.

(c)                Seller has complied in all material respects with all applicable Laws relating to employment of labor or payment of wages. Any person currently or formerly performing services for Seller as a consultant or independent contractor has been properly so classified under all applicable Laws and was or is not in fact an employee of Seller. To the Knowledge of Seller, no current or former employee or independent contractor has committed any act or omission giving rise, individually or in the aggregate, a Material Adverse Effect for any violation or breach by Seller of any applicable Law or Contract.

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(d)                Seller has not implemented any employee layoffs or plant closures with respect to the Business that did not comply with all notice and payment obligations under the Worker Adjustment and Retraining and Notification Act of 1988, 29 U.S.C. § 2101, et seq., as amended or any similar foreign, state or local Law. Except as set forth on Section 6.17(d) of the Disclosure Schedules, Seller has not terminated any employees within the ninety (90) days prior to Closing.

(e)                Except to the extent of a fraudulent or wrongful act or misrepresentation by an employee (including by providing Seller with false or wrongfully obtained documentation), of which actions Seller has no Knowledge, each employee of Seller is authorized to work in the United States. For each employee, (i) Seller has not received notice or other communication from any Governmental Authority regarding any violation or alleged violation of any Law relating to hiring, recruiting, employing of (or continuing to employ) anyone not authorized to work in the United States and (ii) Seller has in its files a Form I-9 that is validly and properly completed in accordance with Law for each United States-based employee for whom such form is required under applicable Law.

Section 6.18           Labor Matters. Seller is not party to or bound by any collective bargaining agreement or other material Contract with any labor union or labor organization (each, a “Collective Bargaining Agreement”). No labor union, labor organization, or group of employees of Seller has made a demand for recognition or certification, and there have not been any, representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to any individuals employed by Seller. There are no ongoing or, to the Knowledge of Seller, threatened union organization or decertification activities relating to employees of Seller and no such activities have occurred since January 1, 2016. There is no pending or, to the Knowledge of Seller, threatened strike or labor dispute against or involving Seller or any employee.

Section 6.19           Proceedings; Pending Claims. There is no Proceeding pending or, to the Knowledge of Seller, contemplated or threatened, and there has not been since January 1, 2017 any Proceeding, against Seller or any employee, officer, manager, direct or indirect equityholder (including the Members) or any of their respective Affiliates before any Governmental Authority of which would affect Seller, the Purchased Assets, Assumed Liabilities, the Leased Property or the Business. Neither Seller nor any Member is currently planning to initiate any Proceeding before any Governmental Authority. Seller is not a party to, and is not bound by, any Governmental Order (or agreement entered into in any Proceeding with any Governmental Authority) with respect to or affecting the Businesses the Purchased Assets, or the condition (financial or otherwise) of Seller.

Section 6.20           Compliance with Applicable Laws. At all times since January 1, 2015, Seller has complied with, is currently in compliance with, and has operated the Business and maintained the Purchased Assets in compliance, in each case in all material respects, with all applicable Laws (except, with respect to U.S. federal Law, to the extent that U.S. federal Law regarding cannabis and commerce related to cannabis conflicts with applicable U.S. state and local Laws). At all times since its date of formation, Seller has complied with, and is currently in compliance with (a) all MED rules, including emergency rules, and industry bulletins as they are released and (b) all applicable state and local Laws, regulations, and guidelines governing or pertaining to cannabis (including marijuana, hemp, and derivatives thereof, including CBD). Seller has not received from any Person or Governmental Authority any written or, to the Knowledge of Seller, oral notification with respect to any alleged noncompliance or violation of any Law.

Section 6.21           No Pending Transactions. Except for the transactions contemplated by this Agreement and the Transactions contemplated herein, neither Seller nor any Member is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any Person that could reasonably result in: (a) the sale, merger, consolidation or recapitalization of Seller; (b) the sale of any of the Purchased Assets; (c) the sale of any outstanding membership interest of Seller; (d) the acquisition by Seller of any operating business or the membership interest or capital stock of any other Person; (e) the borrowing of money in excess of $100,000 by Seller, whether secured or unsecured; (f) any agreement with any of the respective officers, managers or Affiliates of Seller; or (g) the expenditure of more than $25,000 or contractual performance obligations by Seller extending for a period more than one year.

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Section 6.22           Related Party Agreements; Action. Except for the transactions contemplated by this Agreement and the Transactions contemplated herein, there are no Contracts or proposed transactions, whether written or oral, to which Seller is a party or by which it is bound that involve or relate to (a) any of the officers, directors, direct or indirect holders of Equity Securities (including the Members), any family members of the Members of Seller or any of their respective Affiliates (each, a “Related Party”) or (b) covenants of Seller not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Seller in any line of business or in any geographical area. Except as set forth on Section 6.22 of the Disclosure Schedule, (x) no property or interest in any property that relates to and is or will be necessary in the present operation of the Business, is presently owned by or leased by or to any Related Party and (y) neither Seller nor, to the Knowledge of Seller, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, that is in direct competition with the Business.

Section 6.23           Public Improvements. Neither Seller nor the Members have any Knowledge of any existing or proposed public improvements which involve or which may result in any charge being levied or assessed against the Premises or which will or could result in the creation of any lien upon the Premises or any part thereof.

Section 6.24           Permits. Seller has obtained and possesses all certificates of occupancy, licenses, Permits, authorizations and approvals required by Law or by any Governmental Authority having jurisdiction over the Premises, Seller or the Business or which are required to conduct the Business in the manner in which and in the jurisdictions and places where the Business is presently conducted (the “Required Permits”), and of the foregoing are in full force and effect. Seller is not in default in any material respect, and has not received any written notice of, and there is not, to the Knowledge of Seller, any claim or threatened claim of default, with respect to any the Required Permit. To the Knowledge of Seller, no present or former director, manager, officer, employee, or direct or indirect holder of Equity Securities (including the Members) of Seller, any Affiliates of any of them, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any Required Permit that Seller owns, possesses, operates under or pursuant to or uses. Seller has not been notified in writing by any Person during the immediately preceding twelve (12)-month period that such Person has rescinded, restricted, limited, suspended or not renewed, or intends to rescind, restrict, limit, suspend or not renew, any Required Permit or that penalties or other disciplinary action has been issued to, threatened to, or will be assessed or taken against Seller by any such Person.

Section 6.25           Environmental Matters. Seller is, and for the shorter of (a) the past five (5) years and (b) its date of formation, has been, in compliance in all material respects with all Environmental Laws.

Section 6.26           Brokerage Commission. No investment banker, broker or finder has acted on behalf of Seller or any Member or any other Person on Seller’s or any other Member’s behalf or is entitled to any payment in connection with this Agreement.

Section 6.27           No Subsidiaries. Seller does not have, or have the right to acquire, an ownership interest in or any other Equity Securities of any other Person.

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Section 6.28           Capitalization. Section 6.28 of the Disclosure Schedules sets forth, as of the date hereof, the name of each Person that is the registered owner of any Equity Securities and the number of Equity Securities owned by such Person. There are no outstanding or authorized options, warrants, convertible securities, unit appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Equity Securities or obligating Seller to issue or sell any Equity Securities in Seller.

Section 6.29           Suppliers. Section 6.29 of the Disclosure Schedules sets forth an accurate list of each supplier to the Business from which Seller purchased $100,000 or more of goods or services during the most recent fiscal year ended December 31, 2019 (each, a “Material Supplier”). Except as set forth on Section 6.29 of the Disclosure Schedules, neither Seller nor any Member has received any written or, to the Knowledge of Seller, oral communication indicating that a Material Supplier intends to terminate its business relationship with Seller or that it intends to limit any material aspect of its business relationship with Seller in any material respect. To the Knowledge of Seller, there is no past or present fact, situation, circumstance, status, condition, occurrence, event or transaction that could reasonably be anticipated to cause or result in the termination, limitation or alteration of the business relationship between any Material Supplier and Seller.

Section 6.30           Intellectual Property.

(a)                None of Seller, the Seller Products, Star Brands IP or the Seller’s IP is infringing, misappropriating or violating any rights with respect to any IP of any Person (and has not previously done so); and, there is no pending, threatened, or prior claim or proceeding alleging any such infringement, misappropriation or violation. No Person is infringing, misappropriating or violating any Seller’s IP or the Star Brands IP to the extent exploited by Seller (or has previously done so). Section 6.30(a)(i) of the Disclosure Schedules identifies all Registered IP. All Registered IP is valid, subsisting and enforceable. Section 6.30(a)(ii) of the Disclosure Schedules sets forth a complete and correct list (including the current parties) of all IP Licenses. Each of the IP Licenses are valid, binding, and enforceable on all parties thereto. Seller is the sole and exclusive owner of the Owned IP free and clear of all Encumbrances. Seller lawfully owns, or otherwise has sufficient rights to all IP that is required to conduct the Business in the manner it is currently being conducted. Each present or former employee, officer, consultant or contractor of Seller has executed a written agreement that: assigns to Seller, without an obligation of future payment, all right, title and interest in and to all IP conceived, reduced to practice, or otherwise developed by such individual; and, reasonably protects any trade secrets held or controlled by Seller that are disclosed to such individual.

(b)                The execution, delivery, and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss or impairment of, or lien on, any of Seller’s IP; (ii) a breach of or default under any IP Licenses; (iii) the release, disclosure, or delivery of any of Seller’s IP by or to any Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of Seller’s IP. Except with respect to any terms in the SB IP License, each item of Seller’s IP owned or exploited by Seller immediately prior to the Closing will be owned or available for exploitation by Buyer on identical terms and conditions immediately after the Closing. The IP included in the Seller’s IP together with the IP rights set forth SB IP License provide all the IP that is necessary for Buyer to conduct the Business immediately after the Closing in the same manner as it is being conducted immediately prior to Closing.

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Section 6.31           Privacy. Seller has complied in all respects with its published privacy policies, terms of use, contractual obligations, and internal policies and all applicable Laws relating to data privacy, protection and security, including with respect to the collection, storage, transmission, disclosure, destruction and use of information collected, held or controlled by Seller, including any Personally Identifiable Information (collectively, “Collected Information”). There has been no loss, damage, or unauthorized access, use, modification, or other misuse of any Collected Information. No Person has provided any notice, made any claim, or commenced any Proceeding with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any Collected Information. The execution, delivery, and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not violate any privacy policy, terms of use, Contract or applicable Laws relating to the use, dissemination, or transfer of any Collected Information.

Section 6.32           Investment Representations. Seller and each Member understand that the Stock Consideration acquired by Seller or such Member hereunder have not been registered under the Securities Act. Seller and each Member also understand that the Stock Consideration acquired by Seller or such Member hereunder are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Seller and each such Member’s representations contained in this Agreement. Seller and each Member has experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that it is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests. Seller and each Member acquiring Stock Consideration is acquiring such Stock Consideration hereunder for Seller or such Member’s own account and for the account of the direct and indirect equityholders of Seller or such Member for investment only, and not with a view towards their distribution, except in compliance with applicable securities Law. Seller and each Member represents that by reason of its, or of its management’s, business or financial experience, Seller and each such Member has the capacity to protect its own interests in connection with the transactions contemplated hereby. Seller and each Member represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. Seller and each Member has had an opportunity to discuss Parent’s business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent’s operations and facilities. Seller and each Member has also had the opportunity to review Parent’s SEC Filings and to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment. Seller and each Member acknowledges and agrees that the Stock Consideration acquired by Seller or such Member hereunder are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller and each Member has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Parent, the resale occurring following the required holding period under Rule 144 and the number of Equity Securities being sold during any three-month period not exceeding specified limitations. Seller and each Member understands that, under applicable securities Laws, all stock issued as part of the Stock Consideration to an affiliate, including an officer, director, or owner of 10% or greater of Parent shall be restricted so that the number of Equity Securities an affiliate may sell during any three-month period cannot exceed the great of 1% of the outstanding shares of the same class being sold, or the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144, or if no such notice is required, the date of receipt of the order to execute the transaction.

Section 6.33           Full Disclosure. Except as expressly set forth in this ARTICLE VI and any schedule or certificate delivered herewith, each of Seller and the Members make no representation or warranty, express or implied, at law or in equity, in respect of Seller or any Member or any of their respective assets, liabilities or operations and any such other representations and warranties are hereby expressly disclaimed.

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ARTICLE VII
REPRESENTATIONS AND WARRANTIES
OF BUYER

Except as disclosed in the SEC Filings filed within 12 months prior to the Effective Date and that is reasonably apparent on the face of such disclosure to be applicable to the representation or warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or reference therein of information, factors, or risks that are predictive, cautionary or forward-looking in nature), each of Buyer hereby represents and warrants as of the date hereof and as of Closing to Seller and the Members as follows:

Section 7.1              Organization, Good Standing and Qualification of Buyer. Buyer (a) is an entity duly organized, validly existing and in good standing under the Laws of the state of Colorado, (b) has all requisite power and authority to carry on its business, and (c) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have an MMT Material Adverse Effect.

Section 7.2              Organization, Good Standing and Qualification of Parent. Parent (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Nevada, (b) has all requisite corporate power and authority to carry on its business, and (c) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have an MMT Material Adverse Effect.

Section 7.3              Authorization. All actions on the part of each of Buyer and Parent necessary for the authorization, execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and all documents related to consummate the transactions contemplated herein have been taken by Buyer or Parent, as applicable. Each of Buyer and Parent has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Ancillary Documents, when duly executed and delivered in accordance with their terms, will constitute valid and binding obligations of Buyer and Parent, as applicable, enforceable against Buyer and Parent, as applicable, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar Laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Section 7.4              No Conflicts; Consents. The execution, delivery, and performance by each of Buyer and Parent of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization or other organizational documents of Buyer or Parent; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or Parent; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer or Parent is a party. Except as set forth on Section 7.4 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, and Governmental Authority is required by or with respect to Buyer or Parent in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 7.5              Legal Proceedings. There are no actions, suits or proceedings pending, or to Buyer’s Knowledge, threatened against or affecting, Buyer or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Governmental Authority, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to prevent or materially delay the Transactions.

Section 7.6              Capitalization. As of the date hereof, the authorized, and as of March 31, 2020, the issued and outstanding capital stock of Parent is as set forth on Schedule 7.6 of the Disclosure Schedules. The outstanding shares of Parent Common Stock and any other outstanding capital stock Parent have been, and the Stock Consideration will be when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right.

Section 7.7              U.S. Exchange Act Registration. The Parent Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and Parent has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding twelve (12) months (the “SEC Filings”). The Parent Common Stock is quoted for trading on the OTCQX, and Parent has taken no action designed to, or likely to have the effect of, terminating the registration of the Parent Common Stock under the Exchange Act, ending quotations of the Parent Common Stock on the OTCQX, nor has Parent received any notification that the SEC or the OTC Markets Group Inc. is contemplating terminating such quotation, registration or listing.

Section 7.8              Financial Statements. Since December 1, 2018, the consolidated financial statements of Parent and its subsidiaries (including the related notes thereto) and schedules included or incorporated by reference in the SEC Filings comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial condition of Parent and its consolidated subsidiaries as of the date(s) indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in SEC Filings present fairly the information required to be stated therein.

Section 7.9              Independent Accountant. The accountants who have reported on the financial statements and schedules included or incorporated by reference in the SEC Filings (the “Accountants”), are (a) independent accountants with respect to Buyer as required by the Securities Act and the Rules and Regulations and by Rule 3600T of the Public Corporation Accounting Oversight Board (“PCAOB”), (b) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (c) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Except as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of Buyer. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

Section 7.10           Investment Company. Parent is not, and after giving effect to the issuance of the Stock Consideration, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

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Section 7.11           Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of Parent and its subsidiaries has (a) all Permits necessary to carry on its business as described in the SEC Filings; (b) complied in all respects with all Laws, regulations and orders applicable to it and its business and (c) performed all obligations required to be performed by it, and is not in default under any Contract to which it is a party or by which its property is bound or affected, except, in each case, where the failure to do so or where such default would not reasonably be expected to have an MMT Material Adverse Effect.

Section 7.12           No Registration Rights. No holder of any of Buyer’s Equity Securities has rights to register any securities of Buyer as a result of the consummation of the transactions contemplated hereby, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

Section 7.13           Sarbanes-Oxley. Parent is, and after giving effect to the issuance of the Stock Consideration will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder.

Section 7.14           Taxes. Except as set forth in the SEC Filings, and except as would not, individually or in the aggregate, reasonably be expected to have an MMT Material Adverse Effect:

(a)                Parent has duly and timely filed all federal, state and foreign Tax Returns that it was required to file, with the appropriate Governmental Authority and has, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(b)                Parent has (i) duly and timely paid all Taxes due and payable by it, (ii) duly and timely withheld all Taxes and other amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by applicable Laws to be remitted by it, and (iii) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by applicable Laws to be remitted by it;

(c)                the charges, accruals and reserves for Taxes reflected on the financial statements referred to in Section 7.8 (whether or not due and whether or not shown on any Tax Return, but excluding any provision for deferred income taxes) are, to the knowledge of Parent, adequate under GAAP, as applicable, to cover Taxes with respect to Parent accruing through the date hereof;

(d)                there are no proceedings, investigations, audits, assessments, reassessments or claims now pending or, to the knowledge of Parent, threatened against Parent that propose to assess Taxes in addition to those reported in the Tax Returns of Parent; and

(e)                no waiver of any statutory limitation period with respect to Taxes has been given to, or requested by, a taxing authority with respect to Parent, which waiver remains in effect.

Section 7.15           Disclosure. None of the SEC Filings at the time they were filed contained any untrue statement of material fact or omit a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 7.16           Brokerage Commission. No broker, finder, or investment banker is entitled to any brokerage finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

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ARTICLE VIII
COVENANTS OF SELLER

Section 8.1              Stand Still. To induce Buyer to proceed with this Agreement, Seller and the Members agree that until the Closing or the earlier valid termination of this Agreement, none of Seller, any Member or any of the representatives, officers, employees, directors, managers, members, partners, equityholders, advisors and agents or Affiliates of Seller or any Member will (a) directly or indirectly, offer to sell, solicit, initiate, encourage (including by way of furnishing information), or take any other action to facilitate any inquiry or the making of any proposal which constitutes, or could reasonably be expected to lead to, any acquisition or offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any of the Purchased Assets or any ownership interests in Seller or any tender offer or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, re-capitalization, spin-off, liquidation, dissolution or similar transaction involving Seller, or any other transaction, the consummation of which would or could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or any Ancillary Document (any of the foregoing, an “Alternate Transaction Proposal”) or agree to or endorse any Alternate Transaction Proposal or (b) propose, enter into or participate in any discussions or negotiations regarding any Alternate Transaction Proposal, or furnish to any other Person any information with respect to the business or assets of Seller in connection with an Alternate Transaction Proposal, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Seller hereby agrees to advise Buyer of any contact from any third party regarding the possible acquisition of any of the Purchased Assets or any membership interest of Seller or other investment in Seller, the acquisition of the Premises, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 8.2              Access; Due Diligence. Between the date of this Agreement and the Closing, Seller shall, upon reasonable advance notice, (a) provide Buyer or its authorized representatives reasonable access to the Business, Seller’s offices, and the Premises and to the books and records of Seller; (b) permit Buyer or its authorized representatives to make inspections thereof; (c) allow Buyer access to conduct a physical review of inventory at the Premises; and (d) cause the officers and advisors of Seller and the Business to furnish Buyer with such financial and operating data and other information with respect to the Business and properties of Seller and the Business and to discuss with Buyer and its authorized representatives the affairs of Seller and the Business as Buyer may from time to time reasonably request; provided that such review must be conducted at reasonable times during normal business hours, under the reasonable supervision of Seller’s agents and in a manner so as not to unreasonably interfere with the normal business operations of Seller.

Section 8.3              Continuation of Business. From the date hereof until the Closing, Seller and the Members shall (a) operate the Business in the ordinary course of business, (b) use reasonable efforts to maintain the Regulatory Licenses and their respective rights thereunder, (c) use reasonable efforts to preserve intact in all material respects, with respect to the Business and the Purchased Assets, its current business organization, ongoing businesses and significant relationships with third parties, and (d) use reasonable efforts to preserve the relationships of the Business with its employees and independent contractors in accordance with the ordinary course of business; and shall not to do any of the following except in the ordinary course of the business or as required by the Transactions, and only with prior written consent of Buyer:

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(a)                make any material changes in its condition (financial or otherwise), liabilities, assets, or Business or in any of its Business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to be material and adverse to Seller or the results of operations of the Business;

(b)                agree not to, directly or indirectly, solicit or otherwise induce or influence any customer that patronizes or otherwise has a business relationship with the Business to discontinue or reduce his, her, or its business relationship with the Business;

(c)                increase the salary or other compensation payable or to become payable by Seller to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such person other than in the ordinary course of business and consistent with past practice;

(d)                sell, lease, transfer or assign any of its assets, tangible or intangible other than in the ordinary course of business;

(e)                accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which Seller is a party unless agreed to in this Agreement or by the parties;

(f)                 make any loans to any person or entity, or guarantee any loan;

(g)                waive or release any right or claim held by Seller;

(h)                cease to operate the Business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors, customers, and others having business relationships with it;

(i)                 take any action to solicit or induce current customers of the Business to seek alternative marijuana establishments or otherwise terminate or reduce such customer’s patronage of the Business;

(j)                 issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(k)                delay or postpone the payment of accounts payable and other liabilities;

(l)                 make any loan to, or enter into any employment agreement or other transaction with, any of its directors, officers or employees;

(m)              make any change in any method, practice, or principle of accounting involving the Business of Seller, or the assets of Seller;

(n)                issue, sell or otherwise dispose of any of the Purchased Assets or any of its equity interests, or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of the Purchased Assets or the its equity interests;

(o)                reclassify, split up or otherwise effect any change of its Membership Interests;

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(p)                be a party to any merger, consolidation or other business combination related to the Purchased Assets or the Business;

(q)                grant dividends, adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r)                 (i) amend a Tax Return, (ii) agree to any claims for Tax adjustments or assessments, (iii) settle any Tax claim, audit or assessment, or (iv) fail to pay any Tax or file any Tax Return when due;

(s)                 take any action that if taken prior to Closing would have required disclosure under Section 6.5; or

(t)                 agree to take any action described in this Section 8.3.

Section 8.4              Preservation and Transition of Marijuana Product. Seller shall, through the Closing, use its reasonable efforts to maintain and preserve all Marijuana Inventory and products associated with the Business in a good and saleable condition including being non-expired and free from mildew, fungus, rot, spoilage and agricultural neglect. Seller shall maintain substantially similar levels of inventory of flower, trim, concentrate, and edibles at the Premises as Seller has maintained over the previous three (3) months prior to the Closing Date.

Section 8.5              Notice of Certain Events.

(a)                From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(i)               any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 9.2 to be satisfied;

(ii)              any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)             any notice or other communication from any Governmental Authority, including in connection with the transactions contemplated by this Agreement; and

(iv)              any Action commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 6.19 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)                Buyer’s receipt of information pursuant to this Section 8.5 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 10.1) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 8.6              Restrictive Covenants.

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(a)                From and after the Closing, Seller and each Member will, and will cause their respective Affiliates, employees, officers, directors, managers, members, partners, equityholders, advisors, representatives and agents (collectively, “Seller Representatives”) to, treat and hold as confidential and proprietary all Buyer Confidential Information; provided, that any Buyer Confidential Information generally available to the public as a result of a breach of this Section 8.6 by Seller, any Member or any Seller Representative will not be deemed to be generally available to the public hereunder. From and after the Closing, Seller, each Member and the Seller Representatives shall refrain from using any Buyer Confidential Information except as otherwise expressly contemplated by this Agreement. Seller and each Member agree to, and to cause the Seller Representatives to, promptly deliver to Buyer or destroy, at the election of Buyer, all tangible embodiments (and all copies) of any Buyer Confidential Information that is in the possession or under the reasonable control of Seller, any Member or any Seller Representative. In the event that Seller, any Member or any of their respective Seller Representatives is requested or required (pursuant to written or oral question or request for information or documents in any Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Buyer Confidential Information, such Person will promptly notify Buyer of the request or requirement so that Buyer or Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 8.6. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller, any Member or any of their respective Seller Representatives is, on the advice of counsel, compelled to disclose any Buyer Confidential Information to any Governmental Authority, such Person may disclose that portion of the Buyer Confidential Information that is required to be disclosed to the Governmental Authority; provided, however, that such Person will use its reasonable efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Buyer Confidential Information required to be disclosed. The existence and terms of this Agreement and the Ancillary Documents will be deemed Buyer Confidential Information.

(b)                Buyer and Parent will and will cause their respective Affiliates, employees, officers, directors, managers, members, partners, equityholders, advisors, representatives and agents (collectively, “Buyer Representatives”) to, treat and hold as confidential and proprietary all Seller Confidential Information; provided, that any Seller Confidential Information generally available to the public as a result of a breach of this Section 8.6 by Buyer, Parent or any Buyer Representative will not be deemed to be generally available to the public hereunder. From and after the Closing, Buyer, Parent and each Buyer Representative shall refrain from using any Seller Confidential Information except as otherwise expressly contemplated by this Agreement. Buyer and Parent agree to, and to cause the Buyer Representatives to, promptly deliver to Seller or destroy, at the election of Seller, all tangible embodiments (and all copies) of any Seller Confidential Information that is in the possession or under the reasonable control of Buyer, Parent or any Buyer Representative. In the event that Buyer, Parent or any of their respective Buyer Representatives is requested or required (pursuant to written or oral question or request for information or documents in any Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Seller Confidential Information, such Person will promptly notify Seller of the request or requirement so that Seller or any Member may seek an appropriate protective order or waive compliance with the provisions of this Section 8.6. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer, Parent or any of their respective Buyer Representatives is, on the advice of counsel, compelled to disclose any Seller Confidential Information to any Governmental Authority, such Person may disclose that portion of the Seller Confidential Information that is required to be disclosed to the Governmental Authority; provided, however, that such Person will use its reasonable efforts to obtain, at the reasonable request of Seller, an order or other assurance that confidential treatment will be accorded to such portion of the Seller Confidential Information required to be disclosed.

(c)                As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller and each Member agrees that, and agrees to cause its direct and indirect holders of Equity Securities, from the Closing Date through the three (3) year anniversary of the Closing Date (the “Non-compete Restricted Period”), except as set forth on Schedule 8.6(c), not to, directly or indirectly, own any interest in, manage, control, participate in (whether as an owner, officer, director, manager, employee, partner, agent, representative or otherwise), consult with, render services for, become employed by, or in any other manner engage in the Business, specifically any retail marijuana store located in the State of Colorado that competes directly with the Business. Nothing herein shall prohibit any such Person from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Seller or such Member has no active participation in the business of such corporation that competes directly with the Business, specifically any retail marijuana store in the State of Colorado; (ii) participating, owning, managing, operating, being employed by, advising or consulting for or to any company, person or business that does not compete directly with the Business, specifically any retail marijuana store in the State of Colorado; or (iii) participating in any activity set forth on Schedule 8.6(c).

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(d)                As a material inducement to Buyer to enter into and perform its obligations under this Agreement, from the Closing Date through the eighteen (18) month anniversary of the Closing Date (the “Non-solicit Restricted Period”), Seller and each Member (i) shall not, and shall cause their respective employees, officers, directors, managers, agents and Affiliates not to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Person employed by Buyer or its Affiliates (or any successor to the Business) as a manager, assistant manager, officer or other management level employee; provided, however, that this Section 8.6(d) shall not prohibit any such Person from (x) conducting any general solicitations in a newspaper, trade publication or other periodical or web posting not specifically targeted at any Person employed by Buyer or its Affiliates (or any successor to the Business), or (y) participating in job fairs, career fairs or similar recruiting events; and (ii) shall not induce or attempt to induce any customer or other business relation of the Business, specifically any retail marijuana store located in the State of Colorado, into any business relationship that might materially harm Buyer, its Affiliates or the Business.

(e)                As a material inducement to Buyer to enter into and perform its obligations under this Agreement, from and after the Closing, Seller and each Member shall not, and for any such Person that is not an individual, shall cause its directors or other governing body not to, directly or indirectly denigrate or disparage Buyer or its Affiliates (including Parent) and their respective equityholders, managers, directors, officers, employees, independent contracts or representatives or the Business.

(f)                 Seller and each Member acknowledges and agrees that in the event of a breach or alleged breach by such Person of any of the provisions of this Section 8.6, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach or alleged breach, Buyer, its Affiliates and their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief, or both, or any other equitable remedies available to enforce or prevent any violations of the provisions hereof (including the extension of the Non-compete Restricted Period or Non-solicit Restricted Period, as applicable, by a period equal to (A) the length of the violation of this Section 8.6(f) plus (B) the length of any court proceedings necessary to stop such violation), in each case without the requirement of posting a bond or proving actual damages.

(g)                Notwithstanding the foregoing, Section 8.6(c) shall not apply to the operations of Seller or any Member scheduled on Schedule 8.6(c) or Schedule 8.6(g).

Section 8.7              COBRA. Seller and the Selling Group, and not Buyer or the buying group (as defined in Treasury Regulation Section 54.4980B-9, Q&A-3(b)) of which it is a part (the “Buying Group”), will be solely responsible for providing healthcare continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the “M&A Qualified Beneficiaries”). In the event that Seller and the Selling Group ceases to provide any group health plan to any employee prior to the expiration of the continuation coverage period for all M&A Qualified Beneficiaries (pursuant to Treasury Regulation Section 54.4980B-9, Q&A-8(c)), then Seller or a member of the Selling Group shall provide Buyer with (a) written notice of such cessation as far in advance of such cessation as is reasonably practicable (and in any event, at least thirty (30) days prior to such cessation), and (b) all information necessary or appropriate to enable Buyer to offer continuation coverage to such M&A Qualified Beneficiaries if Buyer determines it is legally obligated to do so. If Buyer determines that it or any of its Affiliates is obligated to provide continuation coverage under COBRA to the M&A Qualified Beneficiaries, the Members shall, on a joint and several basis, reimburse Buyer and its Affiliates for any and all costs, expenses, and Liabilities that Buyer and its Affiliates incur in providing such coverage to the M&A Qualified Beneficiaries, which, for the avoidance of doubt, shall constitute Excluded Liabilities hereunder.

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Section 8.8              Hired Employees. Seller will transfer to Buyer any records relating to withholding and payment of income and unemployment Taxes (federal, state and local) and FICA and FUTA Taxes and any and all state unemployment payment reserves or charge history with respect to wages paid to Hired Employees for the calendar year in which the Closing occurs (including Forms W-4 and Employee’s Withholding Allowance Certificates. Buyer and Seller shall adopt the “standard procedure” for preparing and filing Forms W-2, as described in IRS Revenue Procedure 2004-53. Seller will provide to Buyer records relating to FICA and FUTA Taxes for the year of the Closing so that Buyer may apply the “successor employer” rule with respect thereto.

Section 8.9              Trading Restrictions. Seller and each Member agrees that all Stock Consideration may be liquidated at a daily rate of no more than 5% of the preceding five (5) day average volume of Parent Common Stock on any given trading day; provided, that Parent shall not issue to any seller under the Designated APAs, in connection with the acquisition of all or part of such Person’s business by Parent or its Affiliates, any unregistered Equity Securities with trading restrictions less restrictive than those contained in this Section 8.9; provided further, that, in the event that Parent grants less restrictive trading restrictions to any such Person, this Section 8.9 shall be deemed to have been amended to reflect such less restrictive trading restrictions. Neither Seller nor any Member shall transfer all or any portion of the Stock Consideration in a private resale without the transferee agreeing in writing with Parent to be subject to the restrictions set forth in this Section 8.9 (including with respect to any subsequent transferee).

Section 8.10           Pre-Closing Cash Dividend. Notwithstanding Section 8.3(d) or the prohibition on granting dividends or distributions in Section 8.3(q), Seller may distribute Excluded Cash to its Members at any time prior to or on the Closing Date.

ARTICLE IX
CONDITIONS TO CLOSING

Section 9.1              Conditions to Closing of All Parties

(a)                No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order or Law (except, with respect to U.S. federal Law, to the extent that U.S. federal Law regarding cannabis and commerce related to cannabis conflicts with applicable U.S. state and local Laws) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining, enjoining or prohibiting consummation of the transactions contemplated by this Agreement or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)                The parties have received the Local Authority Approval and MED Approval, which Local Authority Approval and MED Approval is in effect as of the Closing.

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Section 9.2              Conditions to Closing of Buyer and Parent. The obligations of Buyer and Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                The Seller Fundamental Representations shall be true and correct in all respects (without giving effect to any qualifiers or exceptions relating to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) on and as of the date hereof and on and as of the Closing with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), and each other representation and warranty made by Seller and the Members hereunder shall be true and correct in all material respects (without giving effect to any qualifiers or exceptions relating to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) on and as of the date hereof and as of the Closing with the same effect as though made at and as of such time (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)                All covenants and agreements contained in this Agreement to be performed by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects other than the covenants and agreements set forth in clause (a) of Section 8.3, which shall have been performed or complied with in all respects.

(c)                There shall not have occurred any Material Adverse Effect since the date hereof.

(d)                Seller shall provide to Buyer a certificate, dated as of the Closing Date and signed by an executive officer of Seller to the effect set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

(e)                Seller shall possess all necessary permits, licenses, zoning classifications and other authorizations, whether city, county, state or federal, which may be needed to conduct the Business on the Premises, without any interruption, and all such permits, licenses, zoning classifications and other authorizations shall be in good order, without any administrative actions threatened, pending or concluded that may challenge or present an obstacle to the continued operation of the Business at the Premises.

(f)                 Seller shall have delivered (or stand ready to deliver) to Buyer the deliveries contemplated by Section 4.2(a).

(g)                Buyer shall have obtained the proceeds from the Financing in an amount necessary to fund the Closing Cash Payment and the Deferred Cash Payment.

(h)                (i) Seller shall have received all consents, authorizations, orders, and approvals from the Governmental Authorities referred to in Section 6.3 of the Disclosure Schedules and (ii) Buyer shall have received all consents, authorizations, orders, and approvals from the Governmental Authorities referred to in Section 7.4 of the Disclosure Schedules.

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(i)                 The transactions contemplated by the Designated APAs have closed in accordance with their terms.

(j)                 The dispensary located at the Premises (i) as of the Closing, is not closed or required to close, and is not operating or required to operate on a reduced business hours schedule, and (ii) since the Effective Date, has not closed or been required to close for more than five (5) Business Days in the aggregate or operated or been required to operate on a reduced business hours schedule for more than five (5) Business Days in the aggregate, in each case of clauses (i) and (ii), as a result of or related to, in whole or in part, COVID-19.

Section 9.3              Conditions to Closing of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)                The Buyer Fundamental Representations shall be true and correct in all respects (without giving effect to any qualifiers or exceptions relating to “materiality” or “MMT Material Adverse Effect” set forth in such representations and warranties) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), and each other representation and warranty made by Buyer hereunder shall be true and correct in all material respects (without giving effect to any qualifiers or exceptions relating to “materiality” or “MMT Material Adverse Effect” set forth in such representations and warranties) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)                All covenants and agreements in this Agreement to be performed by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)                Buyer shall provide to Seller a certificate dated as of the Closing Date and signed by an executive officer of Buyer to the effect set forth in Section 9.3(a) and Section 9.3(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and agreements.

(d)                Buyer shall have, or shall have caused to be, delivered (or stand ready to deliver) to Seller the deliveries contemplated by Section 4.2(b).

ARTICLE X
INDEMNIFICATION

Section 10.1           Indemnification by Seller and Members. Subject to the other terms and conditions of this ARTICLE X, Seller and each Member (in the case of the Members, severally and not jointly (in accordance with their Pro Rata Percentages)) shall indemnify and defend each of Buyer and its Affiliates and each of their respective affiliates, officers, directors, managers, members, partners, equityholders, subsidiaries, employees, successors, heirs, assigns, agents and representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any Buyer Indemnitee based upon, arising out of, with respect to or by reason of:

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(a)                any inaccuracy in or breach of any of the representations or warranties of Seller or any Member contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller or any Member pursuant to this Agreement or any Ancillary Document;

(b)                any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or any Member pursuant to this Agreement or any Ancillary Document;

(c)                any claim made by Seller or any Member relating to such Person’s rights with respect to the Purchase Price;

(d)                any of the Excluded Liabilities or the Excluded Assets; or

(e)                any Liabilities arising out of or related to any license suspension, penalty or fine against Seller (or the Business) or any foreclosure affecting the Purchased Assets levied by any Governmental Authority, which such suspension, penalty, fine or foreclosure arises from Seller or any Member’s acts or omissions occurring prior to the Closing;

provided that none of Seller or the Members shall be required to indemnify Buyer pursuant to Section 10.1(a) unless the particular Loss (or group of related Losses) attributable to any breach of a representation or warranty of Seller or any Member other than Seller Fundamental Representations is in excess of Fifteen Thousand Dollars ($15,000) and the aggregate amount of all Losses by the Buyer Indemnitees attributable to any breach of a representation or warranty of Seller or any Member other than a Seller Fundamental Representation exceeds $63,357.68 (the “Basket Amount”), in which case Seller and the Members will be liable for the aggregate amount of all such Losses; provided, further, that Seller’s and the Members’ liability for Losses by the Buyer Indemnitees attributed pursuant to Section 10.1(a) other than as a result of a breach of a Seller Fundamental Representation will not exceed $950,365.20 (the “Cap”). Seller’s and the Members’ liability in connection with claims arising from the breach of any Seller Fundamental Representation shall not exceed the consideration actually received by Seller and each Member under this Agreement the “Fundamental Cap”). Seller’s and the Members’ liability in connection with claims arising from fraud, criminal activity or willful misconduct will not be limited by the foregoing limitations.

Section 10.2           Indemnification by Buyer and Parent.

(a)                Subject to the other terms and conditions of this ARTICLE X, Buyer shall indemnify and defend each of the Members and their Affiliates and each of their respective affiliates, officers, directors, managers, members, partners, equityholders, subsidiaries, employees, successors, heirs, assigns, agents and representatives and their respective (collectively, the “Member Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitees based upon, arising out of, with respect to or by reason of:

(i)                 any inaccuracy in or breach of any of the representations or warranties of Buyer or Parent contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer or Parent pursuant to this Agreement or any Ancillary Document; or

(ii)               any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer or Parent pursuant to this Agreement or any Ancillary Document;

provided that Buyer’s liability for Losses by the Member Indemnitees attributed pursuant to Section 10.2(a) will not exceed the Cap; provided further that Buyer’s liability in connection with claims arising from the breach of any Buyer Fundamental Representation shall not exceed the Fundamental Cap. Buyer’s liability in connection with claims arising from fraud, criminal activity or willful misconduct will not be limited by the foregoing limitations.

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(b)                Subject to the other terms and conditions of this ARTICLE X, Parent shall indemnify and defend each of the Member Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitees based upon, arising out of, with respect to or by reason of any breach of the obligations of Parent or Buyer pursuant to Section 3.3(a) or Section 3.3(b); provided that Parent’s liability for Losses by the Member Indemnitees attributed pursuant to this Section 10.2(b) will not exceed the Purchase Price (less any amounts previously paid by Buyer or Parent to Seller or the Members pursuant to Section 3.3(a) or Section 3.3(b)).

Section 10.3           Indemnification Procedures. The party or parties making a claim under this ARTICLE X is referred to as the “Indemnified Party”, and the party or parties against whom such claims are asserted under this ARTICLE X is referred to as the “Indemnifying Party”.

(a)                If any Indemnified Party receives notice of the assertion or commencement of any Proceeding made or brought by any third party (a “Third Party Claim”) where the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party written notice (a “Third Party Claim Notice”) not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail (to the extent then known). The failure of any Indemnified Party to provide a Third Party Claim Notice as required by this Section 10.3(a) shall not affect such Indemnified Party’s rights under this ARTICLE X except to the extent such failure is actually and materially prejudicial to the rights and obligations of the Indemnifying Party.

(b)                The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. If the Indemnifying Party is a Member, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) is asserted directly by or on behalf of a Person that is a supplier or customer of Seller, or (ii) seeks an injunction or other equitable relief against the Indemnified Parties. In the event (A) the Indemnifying Party does not elect to defend such proceeding, claim or demand (or fails to confirm its election) within fifteen (15) days after the giving by the Indemnified Party to the Indemnifying Party of a Third Party Claim Notice, (B) the Indemnifying Party elects to defend such claim but fails to diligently defend such claim in good faith; provided, that the Indemnified Party shall first notify the Indemnifying Party in writing of any such failure and the Indemnifying Party shall have thirty (30) days’ opportunity to cure such failure, unless such cure period would actually and materially prejudice the rights of the Indemnified Party, (C) the claim involves an allegation by a Governmental Authority or primarily seeks equitable relief against the Indemnified Party or (D) the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnified Party and the Indemnifying Party have an actual conflict of interest, or that an actual conflict of interest is reasonably likely to exist, the Indemnified Party may retain counsel, reasonably acceptable to the Indemnifying Party, at the expense of the Indemnifying Party, and control the defense of, or otherwise deal with, such proceeding, claim or demand and to settle or compromise such claim or action without the consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed).

Regardless of which party assumes the defense, Seller, each Member and Buyer and, as applicable, Parent, shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees (during reasonable hours and in an amount which would not reasonably interfere with the business or operations of the non-defending party) of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(c)                Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed.

(d)                Direct Claims. Any Proceeding by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party written notice no later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail. The failure of any Indemnified Party to provide a notice of a Direct Claim as required by this Section 10.3(d) shall not affect such Indemnified Party’s rights under this ARTICLE X except to the extent such failure is actually and materially prejudicial to the rights and obligations of the Indemnifying Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. Provided the Indemnifying Party proceeds with reasonable diligence, the Indemnified Party shall allow the Indemnifying Party and its professional advisors an opportunity to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as may be may reasonably requested. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(e)                Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of Seller (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 6.8 or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VIII) and any associated liabilities or costs shall be the sole responsibility of Seller; provided, that to the extent that liability for any such Taxes can be imposed on Buyer as a successor or otherwise, Buyer shall have the opportunity to participate with Seller, at Buyer’s own cost and expense, in such claim, assertion, event or proceeding. If Seller has been treated as a partnership for federal and applicable state and local income Tax purposes, in the event that Seller is unable to fully satisfy any imputed underpayment that would otherwise be imposed on it under Section 6225 of the Code or any similar or analogous provisions of applicable state Law in connection with any audit of Seller, Seller shall promptly and properly, if eligible, make the “push-out” election under Section 6226 of the Code and any similar or analogous election under applicable state Law.

Section 10.4           Payments.

(a)                Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds.

(b)                Any Losses payable to a Buyer Indemnitee pursuant to ARTICLE X shall be satisfied (i) first, by reducing the number of Indemnity Escrow Shares in the Escrow Account by a number equal to the amount of such Losses divided by the Per Parent Share Price, and (ii) thereafter, directly from Seller and the Members (subject to the Basket Amount and the Cap with respect to representations and warranties of Seller and the Members other than Seller Fundamental Representations and subject to the Fundamental Cap with respect to the Seller Fundamental Representations) by wire of immediately available funds to the account designated by Buyer.

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Section 10.5           Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.

Section 10.6           Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in ARTICLE X, Section 9.2 or Section 9.3, as the case may be.

Section 10.7           Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims based upon, arising out of, with respect to or by reason of fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE X. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any applicable Law, except pursuant to the indemnification provisions set forth in this ARTICLE X. Nothing in this Section 10.7 shall limit (i) Section 12.8 in any manner or (ii) any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s breach of Section 8.6, any fraudulent, criminal or intentional misconduct or any other rights or remedies available under applicable Law.

Section 10.8           Materiality Scrape. For the purposes of determining (a) whether any breach of any representation or warranty contained in this Agreement has occurred and (b) the amount of Loss resulting from any such breach, the determination shall, in each case, be made without references to the terms “material,” “materiality,” “Material Adverse Effect,” “material adverse effect” or other similar qualifications as to materiality (other than specific monetary thresholds) contained in any such representation or warranty; provided, that the foregoing clause (a) will not apply with respect to the last sentence of Section 6.4(a).

Section 10.9           No Right of Contribution or Subrogation. Neither Seller nor any Member will make any claim for contribution or subrogation against any Buyer Indemnitee with respect to any indemnity claims arising under or in connection with this Agreement to the extent that any Buyer Indemnitee is entitled to indemnification hereunder for such claim, and Seller and the Members hereby waive any such right of contribution and subrogation from or against any Buyer Indemnitee that Seller or any Member, as applicable, has or may have in the future.

Section 10.10       Survival. The representations or warranties of the parties contained in this Agreement or in any certificate delivered pursuant to this Agreement will survive the Closing until the date that is eighteen (18) months following the Closing Date; provided, that (a) the Fundamental Representations will survive the Closing until the seventh (7th) anniversary of the Closing Date and (b) claims for common law fraud with respect to the representations and warranties set forth herein will survive ten (10) years and will not be subject to any other limitations contained in this Agreement. Each of the covenants, agreements or obligations of the parties contained in this Agreement to be performed prior to the Closing will survive the consummation of the Closing for a period of twelve (12) months following the Closing Date, and any covenants, agreements and obligations of the parties contained in this Agreement which contemplate performance after the Closing will survive until the later of when performed or required to be performed or five (5) years following the Closing Date; provided, that any such covenants, agreements or obligations set forth in Article X (Indemnification) will survive until the later of when performed or required to be performed or seven (7) years following the Closing Date; provided, further, that any such covenants, agreements or obligations set forth in Article X (Indemnification) with respect to claims for common law fraud with respect to the representations and warranties set forth herein will survive until the later of when performed or required to be performed or ten (10) years following the Closing Date. No claim may be brought under this Agreement unless written notice describing in reasonable detail the facts giving rise to the claim is given on or prior to the last day of the applicable survival period. In the event such notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

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ARTICLE XI
TERMINATION

Section 11.1           Termination. This Agreement may be terminated prior to the Closing:

(a)                by the mutual written consent of Buyer and Seller;

(b)                by Seller upon written notice to Buyer, if:

(i)                 Buyer or Parent has or will have breached any representation or warranty or failed to perform any covenant or agreement contained in this Agreement in any material respect, and such breach or failure to perform either individually or in the aggregate would, if occurring or continuing on the Closing Date, give rise to the failure of a condition set forth in Section 9.3 to be satisfied, and such breach, failure to perform or inaccuracy if curable, is not cured by, on or before the earlier of (i) the Termination Date or (ii) thirty (30) days following Buyer’s receipt of written notice from Seller of such breach, failure to perform or inaccuracy, or which by its nature or timing cannot be cured prior to the Termination Date; provided, however, that Seller shall not have the right to terminate this Agreement pursuant to this Section 11.1(b) if Seller is then in breach of any of its covenants or agreements contained in this Agreement or any of the representations or warranties of Seller contained in this Agreement shall be inaccurate, and, in any such case would give rise to the failure of a condition set forth in Section 9.2 to be satisfied;

(ii)               Buyer fails to deliver Proof of Funds on or before July 30, 2020, or such later date as is mutually agreed by the parties;

(iii)             the transactions contemplated by this Agreement will not have been consummated on or before the Termination Date, or such later date as may be mutually agreed by the parties in order to obtain the MED Approval;

(iv)              MED Approval cannot reasonably be obtained due to Buyer’s failure to satisfy its obligations set forth in Section 12.11, or Buyer’s failure to qualify to obtain the required Regulatory Licenses set forth in Section 12.11 as a result of Buyer’s failure to take or omit to take any action that would not be, individually or in the aggregate, material and adverse to Buyer, Parent or their respective Affiliates; provided, that Seller will not be permitted to terminate this Agreement pursuant to this Section 11.1(b)(iv) if this Agreement is then terminable by Buyer pursuant to Section 11.1(c)(vii);

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(v)                all of the conditions to close set forth in Section 9.2 and Section 9.3 have been satisfied or waived, Seller stands ready to consummate the Closing and Buyer nevertheless refuses to consummate the Closing within the time period set forth in Section 4.1; provided, that Seller may not terminate this Agreement pursuant to this Section 11.1(b)(v) unless Seller has delivered a written notice on or after the date by which the parties are required to close pursuant to Section 4.1 of Seller’s intention to terminate the Agreement pursuant to this Section 11.1(b)(v), and Buyer has not consummated the Closing within three (3) Business Days after receipt of such notice;

(vi)              an applicable Law (except, with respect to U.S. federal Law, to the extent that U.S. federal Law regarding cannabis and commerce related to cannabis conflicts with applicable U.S. state and local Laws) or final, non-appealable Governmental Order by a U.S. federal or state court of competent jurisdiction will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement that prohibits the Closing; or

(vii)            any of the conditions set forth in Section 9.3 will have become impossible to satisfy.

Seller will not be entitled to terminate this Agreement pursuant to this Section 11.1(b) if Seller’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

(c)                by Buyer upon written notice to Seller, if:

(i)                 Seller has or will have breached any representation or warranty or failed to perform any covenant or agreement contained in this Agreement in any material respect, and such breach or failure to perform either individually or in the aggregate would, if occurring or continuing on the Closing Date, give rise to the failure of a condition set forth in Section 9.2 to be satisfied, and such breach, failure to perform or inaccuracy if curable, is not cured by, on or before the earlier of (i) the Termination Date or (ii) thirty (30) days following Seller’s receipt of written notice from Buyer of such breach, failure to perform or inaccuracy, or which by its nature or timing cannot be cured prior to the Termination Date; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 11.1(c) if Buyer is then in breach of any of its covenants or agreements contained in this Agreement or any of the representations or warranties of Buyer contained in this Agreement shall be inaccurate, and, in any such case would give rise to the failure of a condition set forth in Section 9.3 to be satisfied;

(ii)               the transactions contemplated by this Agreement will not have been consummated on or before the Termination Date, or such later date as may be mutually agreed by the parties in order to obtain the MED Approval;

(iii)             a Law (except, with respect to U.S. federal Law, to the extent that U.S. federal Law regarding cannabis and commerce related to cannabis conflicts with applicable U.S. state and local Laws) or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that prohibits the Closing;

(iv)              any of the conditions set forth in Section 9.2 (except for Section 9.2(g) or Section 9.2(h)(ii)) will have become impossible to satisfy;

(v)                Buyer has not obtained the Financing on or prior to the Termination Date;

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(vi)              all of the conditions to close set forth in Section 9.2 and Section 9.3 have been satisfied or waived, Buyer stands ready to consummate the Closing and Seller nevertheless refuses to consummate the Closing within the time period set forth in Section 4.1; provided, that Buyer may not terminate this Agreement pursuant to this Section 11.1(c)(vi) unless Buyer has delivered a written notice on or after the date by which the parties are required to close pursuant to Section 4.1 of Buyer’s intention to terminate the Agreement pursuant to this Section 11.1(c)(vi), and Seller has not consummated the Closing within three (3) Business Days after receipt of such notice; or

(vii)            MED Approval cannot reasonably be obtained due to Seller’s failure to satisfy its obligations set forth in Section 12.11, or Seller’s failure to qualify to transfer the required Regulatory Licenses set forth in Section 12.11 as a result of Seller’s failure to take or omit to take any action that would not be, individually or in the aggregate, material and adverse to Seller, any Member or their respective Affiliates; provided, that Buyer will not be permitted to terminate this Agreement pursuant to this Section 11.1(c)(vii) if this Agreement is then terminable by Seller pursuant to Section 11.1(b)(iv);.

Buyer will not be entitled to terminate this Agreement pursuant to Section 11.1(c)(i) if either Buyer’s or Parent’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

Section 11.2           Termination Fee. Buyer will pay Seller in cash a termination fee equal to $68,357.68 (i.e., an amount equal to one percent (1%) of the Base Purchase Price) (the “Termination Fee”) in the event that this Agreement is terminated by Buyer pursuant to Section 11.1(c)(ii) (but only if the Agreement is then terminable by Seller pursuant to Section 11.1(b)(v)) or Section 11.1(c)(v) or by Seller pursuant to Section 11.1(b)(i), Section 11.1(b)(ii), Section 11.1(b)(iii), Section 11.1(b)(iv) or Section 11.1(b)(v). The Termination Fee shall be paid by Buyer to Seller via wire transfer of immediately available funds within thirty (30) days of termination of this Agreement by Buyer. Notwithstanding anything to the contrary in this Agreement or otherwise, in the event that this Agreement is terminated in the circumstances in which the Termination Fee is payable pursuant to this Section 11.2, (a) the right to enforce payment thereof against Buyer shall be the sole and exclusive remedy of Seller and the Members against Buyer and (b) upon payment of the Termination Fee pursuant to Section 11.2, Buyer shall have no further liability or obligation relating to or arising out of this Agreement or the Transactions. If Buyer pays the Termination Fee to Seller, Seller shall not pursue any additional remedies against Buyer or Parent and the Termination Fee and the Termination Fee shall be Seller’s sole remedy against Buyer and Parent. Any claim based upon, in respect of, arising under, out of or because of, connected with, or relating to the Termination Fee may be made only against Buyer and Parent.

Section 11.3           Effect of Termination. Except as set forth in Section 11.2, the right of termination under Section 11.1 is in addition to any other rights Buyer, Parent, the Members or Seller may have under this Agreement or otherwise, and, except as set forth in Section 11.2, the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that ARTICLE XII will survive in accordance with its terms unless sooner terminated or modified by the parties in writing.

ARTICLE XII
MISCELLANEOUS

Section 12.1           Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

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Section 12.2           Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a ..pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

i)	If to Seller or any Member:	Mountain View 44th LLC 7030 E 46th Ave Dr, Unit F Denver, Colorado 80216 Attn: Naser Joudeh E-mail: tj@starbuds.us

	with a copy to:	Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Attn: Kenneth Sam, esq. E-mail: sam.kenneth@dorsey.com

ii)	If to Buyer or Parent:	Medicine Man Technologies, Inc. Attn: Daniel R. Pabon, esq. 4880 Havana Street, Suite 201 Denver, Colorado 80239 E-mail: dan@medicinemantechnologies.com with a copy (which will not constitute notice) to:

Perkins Coie LLP Attn: Kester Spindler 1900 Sixteenth Street, Suite 1400 Denver, Colorado 80202 E-mail: kspindler@perkinscoie.com

Section 12.3           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 12.4           Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto; provided, that Buyer may (a) assign this Agreement or any of its rights, interests or obligations hereunder to any Affiliate of Buyer or any successor to Buyer or the Business, (b) assign this Agreement or any of its rights or obligations hereunder to any subsequent purchaser of all or any portion of the Business, and (c) assign this Agreement or any of its rights or obligations under this Agreement to any lender (or agent on behalf of such lenders) as collateral security for the obligations of Buyer to such lenders.

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Section 12.5           Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their reasonable efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by Law to make such public announcement or statement, including as may be required under the Securities Act, Exchange Act or any other applicable securities Laws, then such announcement or statement may be made without the approval of the other parties.

Section 12.6           Entire Agreement. This Agreement, the Disclosure Schedules and the Ancillary Documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof, including the term sheet entered into by the parties hereto on or about August 28, 2019, as amended, with respect to the acquisition of the Business, which term sheet is hereby terminated with respect to the acquisition of the Business contemplated by this Agreement effective simultaneously with the effectiveness of this Agreement.

Section 12.7           Disclosure Schedules. The Disclosure Schedules shall be construed with and as an integral part of this Agreement, to the same extent as if it were set forth verbatim herein. Information set forth in the Disclosure Schedules specifically refers to the article and section of this Agreement to which such information is responsive; provided, that, disclosure of an item in the Disclosure Schedules in response to one section of this Agreement shall constitute disclosure and response in the Disclosure Schedules to every section of this Agreement to which its application is reasonably apparent on its face from a reading of the disclosure, notwithstanding the fact that no express cross-reference is made. The Disclosure Schedules are not intended to constitute, and shall not be construed as constituting, any representation or warranty or covenant of Seller, except as and to the extent expressly provided in this Agreement.

Section 12.8           Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by Seller in accordance with the specific terms hereof or were otherwise breached by Seller. It is accordingly agreed that Buyer shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any state court located in the State of Colorado, in addition to any other remedy to which it is entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 12.9           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

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(b)                ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE COURTS OF THE STATE OF COLORADO IN EACH CASE LOCATED IN THE CITY AND COUNTY OF DENVER, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT, THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, THE OTHER ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.

Section 12.10       Execution. This Agreement may be executed in two or more counterparts and electronically, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original.

Section 12.11       Application and License Fees. The parties anticipate the submission of the licensing applications listed on Schedule 12.11 to be submitted to MED and the applicable city, county, municipal or other local Governmental Authority following the execution of this Agreement, and Buyer agrees to pay all such application and marijuana licensing fees associated with such transfer of ownership of such Regulatory Licenses. Buyer and Seller agree to use reasonable efforts to obtain all such Regulatory Licenses; provided, that (a) Buyer will not be required to take or omit to take any action in furtherance thereof that would be adverse to the business or operations of Parent, any Affiliate of Parent or the Business and (b) Seller will not, without the prior consent of Buyer, take or omit to take any action in furtherance thereof that would be adverse to the business or operations of Seller.

Section 12.12       Cooperation. Prior to Closing, each party hereto covenants that it will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to, consummate the transactions contemplated by this Agreement, including obtaining MED Approval and any Local Authority Approvals.

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Section 12.13       Costs and Expenses. Except as otherwise contemplated in this Agreement, each party shall pay its own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 12.14       Interpretation. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement and shall not affect its interpretation. In this Agreement: (a) unless expressly stated herein to the contrary, reference to any document (except for any reference to a document in the Disclosure Schedule) means such document as amended or modified and as in effect from time to time in accordance with the terms thereof; (b) unless expressly stated herein to the contrary, reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and as in effect from time to time, including any rule or regulation promulgated thereunder; (c) the words “including,” “include” and variations thereof are deemed to be followed by the words “without limitation”; (d) “or” is used in the sense of “and/or”; (e) any reference herein or in the Disclosure Schedule to documents having been furnished, delivered, made available or disclosed to Buyer, or words of similar import, will be deemed to refer to such documents as were made available and accessible to Buyer and Buyer’s representatives for their review by posting to the “SB Diligence Items” folder in the electronic Dropbox data room before 5:00 p.m., Mountain Time, on the date that is three (3) Business Days prior to the date hereof.

Section 12.15       No Third-Party Beneficiaries. Other than the Buyer Indemnitees with respect to ARTICLE X, who are made third party beneficiaries to this Agreement for purposes of enforcing the rights set forth therein, nothing in this Agreement will confer any third-party beneficiary or other rights upon any person (specifically including any employees of Seller) or any entity that is not a party to this Agreement.

Section 12.16       Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, such party will execute such additional instruments and take such actions as may be reasonably requested by any other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 12.17       Attorney Review; Construction. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 12.18       Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, such reasonable fees, costs and expenses of appeals.

Section 12.19       Appointment of Seller as Agent. Each Member (a) hereby irrevocably constitutes and appoints Seller as such Member’s agent, attorney in fact and representative, with full power to do any and all things on behalf of such Member, and to take any action required or contemplated to be taken by such Member, under this Agreement or any Ancillary Document or in connection with any transaction contemplated hereby or thereby and (b) will be bound by all actions taken by Seller regarding this Agreement or any Ancillary Document or in connection with any transaction contemplated hereby or thereby. Buyer and Parent (i) will at all times be entitled to rely upon any communication with Seller (including any document or other writing executed by Seller) as being binding each Member, (ii) will have no obligation to otherwise communicate with any Member (including regarding indemnification) and (iii) will not be liable any Member for any action taken or omitted to be taken by Buyer or Parent in reliance on this Section 12.19.

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Section 12.20       Bulk Sales. Buyer and Seller hereby waive compliance with the provisions of any applicable bulk sales Law and no representations, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance; provided that any liability or obligation relating to any such non-compliance shall be deemed an Excluded Liability hereunder.

Section 12.21       No Liquidation. Seller will not, without the prior written consent of Buyer, liquidate, wind up its affairs or otherwise terminate its existence or enter into or consummate any transaction that would result in Seller being owned, directly or indirectly, by any Person other than the Members (a “Seller Liquidation”) on or prior to the three (3)-year anniversary of the date hereof. Upon the occurrence of any such Seller Liquidation, the Members will assume all rights, obligations and liabilities of Seller hereunder.

Section 12.22       Parent Guarantee. Parent will cause Buyer to comply with all of its post-Closing payment obligations set forth in Section 3.3(a) and Section 3.3(b) (the “Post-Closing Payments”), and, as a material inducement to Seller entering into this Agreement, Parent hereby guarantees the full performance and payment of the Post-Closing Payments by Buyer. This is a guarantee of payment and of collection, and Buyer and Parent agree that Seller may pursue any and all available remedies it may have arising out of any breach of the obligation to make the Post-Closing Payments against either or both of Parent or Buyer.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement to become effective as of the Effective Date set forth above.

SELLER: MOUNTAIN VIEW 44TH LLC By: /s/ Brian Ruden Name: Brian Ruden Title: Manager
MEMBERS:

SB 44TH LLC By: /s/ Naser Joude Name: Naser Joude Title: Manager

SIGNATURE PAGE – Asset Purchase Agreement (Mountain View 44th LLC)

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BUYER:

SBUD LLC

By: Schwazze Colorado LLC, the sole manager of SBUD LLC

By: Medicine Man Technologies, Inc. (d/b/a Schwazze), the sole manager of Schwazze Colorado LLC

By: /s/ Justin Dye______________________
Name: Justin Dye
Title: Chief Executive Officer

PARENT:

MEDICINE MAN TECHNOLOGIES, INC.

By: /s/ Justin Dye______________________
Name: Justin Dye
Title: Chief Executive Officer

SIGNATURE PAGE – Asset Purchase Agreement (Mountain View 44th LLC)

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ANNEX A
Definitions

“144 Opinion” shall have the meaning set forth in Section 3.5(b).

“Accountants” shall have the meaning set forth in Section 7.9.

“Accounting Principles” means (a) GAAP and (b), to the extent consistent with GAAP, the accounting principles, methodologies, procedures and policies used in the preparation of the Financial Statements.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, administrative, regulatory, or otherwise, whether at law or equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation Schedule” shall have the meaning set forth in Section 3.6.

“Alternate Transaction Proposal” shall have the meaning set forth in Section 8.1.

“Ancillary Documents” means the Bill of Sale and Assignment, SB IP License, Star Packaging Services Agreement, Investor Questionnaire, the Real Property Leases, the Escrow Agreement, the Security Agreement and all other agreements, certificates, instruments and other documents to be executed or delivered by one or more of the parties in connection with the transactions contemplated by this Agreement.

“Assigned Contracts” shall have the meaning set forth in Section 2.1(c).

“Base Purchase Price” shall have the meaning set forth in Section 3.1.

“Benefit Plan” means any employment, consulting, retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, welfare, tuition reimbursement, disability, sick pay, holiday, vacation, retention, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, employee loan, fringe benefit, or other employee benefit plan, fund, policy, program, practice, Contract, agreement or arrangement of any kind (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (a) that is sponsored, maintained, contributed to or required to be contributed to by Seller or any ERISA Affiliate (or to which Seller or ERISA Affiliate is a party) and which covers or benefits any current or former employee, officer, director, consultant, independent contractor, or other service provider of or to Seller (or any spouse, domestic partner, dependent or beneficiary of any such individual), or (b) with respect to which Seller has (or could have) any Liability (including any contingent Liability).

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“Bill of Sale and Assignment” shall have the meaning set forth in Section 4.2(a)(i).

“Business” shall have the meaning set forth in the recitals.

“Business Day or Days” means any day except Saturday, Sunday or any other day on which commercial banks located in Denver, Colorado are closed for business.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Confidential Information” means all information concerning the Purchased Assets, the Assumed Liabilities, the Business, Buyer and its Affiliates and the business and affairs of Buyer that is not generally available to the public as of the Closing (provided, that any information generally available to the public as a result of Seller’s or any Member’s breach of Section 8.6 will not be deemed to be generally available to the public).

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 7.1 (Organization, Good Standing and Qualification of Buyer), Section 7.3 (Authorization) and Section 7.4 (No Conflicts; Consents).

“Buyer Indemnitees” shall have the meaning set forth in Section 10.1.

“Buying Group” shall have the meaning set forth in Section 8.7.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Closing Cash Consideration” means an amount equal to (a) 75% multiplied by (b) (i) the Closing Purchase Price, minus (ii) the Financial Debt, minus (iii) the Transaction Expenses.

“Closing Cash Payment” shall have the meaning set forth in Section 3.2(b).

“Closing Purchase Price” shall have the meaning set forth in Section 3.4(a).

“Closing Statement” shall have the meaning set forth in Section 3.4(b).

“Closing Stock Payment” shall have the meaning set forth in Section 3.2(c).

“COBRA” shall have the meaning set forth in Section 6.16(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collected Information” shall have the meaning set forth in Section 6.31.

“Collective Bargaining Agreement” shall have the meaning set forth in Section 6.18.

“Contracts” means all contracts, leases, subleases, deeds, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

A-2

“COVID-19” means the 2019 novel coronavirus and the disease caused by the 2019 novel coronavirus named COVID-19 by the World Health Organization.

“COVID-19 Event” means, with respect to the Business conducted at the Premises, any Law of any Governmental Authority having jurisdiction over the Business in response to COVID-19 that directly results in the forced closure of the Business for more than five (5) consecutive Business Days and is imposed or implemented after the Effective Date.

“Deferred Cash Payment” shall have the meaning set forth in Section 3.3(a).

“Designated APAs” means those certain Asset Purchase Agreements set forth on Schedule D.

“Direct Claim” shall have the meaning set forth in Section 10.3(d).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller, Buyer and Parent concurrently with the execution and delivery of this Agreement.

“Disputed Purchase Price Components” shall have the meaning set forth in Section 3.4(d).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, Tax liens, mechanics’ liens, easements or zoning encumbrances or any liens in equipment leases or sales contracts.

“Enforceability Exceptions” shall have the meaning set forth in Section 6.2.

“Environmental Law” means any Law concerning the protection of the environment, pollution, contamination, protection of natural resources, or human health or safety (relating to exposure to Hazardous Substances).

“Equity Securities” means (a) any capital stock, share, limited liability company interest, partnership interest or any other equity security, (b) any security directly or indirectly convertible into or exchangeable for any capital stock, share limited liability company interest, partnership interest, other equity security, or security containing any profit participation features or otherwise linked to the value of any equity security, (c) any warrant, option, or other right, directly or indirectly, to subscribe for, acquire, receive or purchase any capital stock, share, limited liability company interest, partnership interest or other equity security or security containing any profit participation features or otherwise linked to the value of any equity security, or (d) any equity appreciation rights, phantom equity rights (including any profits interest), derivative of an equity security or other similar rights.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade, business or Person that together with Seller is (or, at any relevant time, was) treated as a single employer under ERISA Section 4001(a)(14) or 4001(b)(1) or Code Section 414(b), (c), (m) or (o).

“Escrow Account” shall have the meaning set forth in Section 3.2(d).

“Escrow Agent” means 1st Security Escrow Company LLC.

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“Escrow Agreement” means the escrow agreement between Buyer, Seller and Escrow Agent, in the form attached hereto as Exhibit E.

“Escrow Period” means eighteen (18) months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Contracts” shall have the meaning set forth in Section 2.2(g).

“Excluded Liabilities” shall have the meaning set forth in Section 5.2.

“Financial Debt” means any Indebtedness of Seller of the type in clauses (a), (b), (c), (h) and, with respect to the foregoing clauses, (j) of the definition thereof, outstanding as of the Measurement Time.

“Financial Statements” shall have the meaning set forth in Section 6.4.

“Financing” means cash from any debt or equity financing in an amount sufficient to pay the Closing Cash Payment and the Deferred Cash Payment, as determined by Buyer in its sole discretion.

“Fundamental Cap” shall have the meaning set forth in Section 10.1.

“Fundamental Representations” means the Buyer Fundamental Representations and Seller Fundamental Representations.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of applicable Law), or any arbitrator, mediator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substance” means any substance, material or waste listed, defined, regulated or classified as a “pollutant” or “contaminant” or words of similar meaning or effect due to its hazardous, toxic, dangerous or deleterious properties or characteristics, or for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum.

“Healthcare Reform Laws” shall have the meaning set forth in Section 6.16(e).

“Hired Employees” shall have the meaning set forth in Section 3.9(a).

“Inbound Licenses” means, collectively, any Contract (including covenants not to sue) or other permission pursuant to which Seller is authorized or otherwise permitted to access or exploit any other Person’s IP, or any Contract pursuant to which Seller obtains a right to access or exploit a Person’s IP in the form of commercially available object code software or services, such as a software as a services Contract or a cloud services Contract.

“Indebtedness” means, without duplication, (a) any indebtedness of Seller for borrowed money, whether current, short-term or long-term and whether secured or unsecured, (b) any indebtedness of Seller evidenced by a note, bond, debenture or other similar instrument or debt security, (c) all obligations in respect of letters of credit, bankers’ acceptances and similar facilities issued for the account of Seller (but solely to the extent drawn), (d) all obligations of Seller as lessee that are required to be capitalized in accordance with GAAP, (e) deposits payable or deferred revenue, (f) declared but unpaid dividends, (g) deferred purchase price of assets (excluding trade payables incurred in the ordinary course of business), businesses or securities in respect of which Seller is liable, contingently or otherwise (including “earn-outs” and “seller notes” payable with respect to the acquisition of any business, assets, or securities); (h) interest rate swap, forward contract, foreign currency hedge or other hedging or similar arrangement; (i) any accrued but unpaid Tax obligations of Seller for Pre-Closing Tax Periods; and (j) any guarantee of any of the foregoing and including any accrued interest, fees or other expenses regarding any of the foregoing, including any prepayment penalties or premiums, consent fees, break fees or similar payments or contractual charges.

A-4

“Indemnified Party” shall have the meaning set forth in Section 10.3.

“Indemnifying Party” shall have the meaning set forth in Section 10.3.

“Indemnity Escrow Shares” shall have the meaning set forth in Section 3.2(d).

“Independent Accountant” shall have the meaning set forth in Section 3.4(d).

“Interest Payments” shall have the meaning set forth in Section 3.3(b).

“Interim Financial Statements” shall have the meaning set forth in Section 6.4(a).

“IP” means (a) rights in patents, patent applications and patentable subject matter, whether or not the subject of an application, (b) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (c) rights in copyrightable subject matter or protectable designs, registered or unregistered, (d) trade secrets, (e) rights in internet domain names, uniform resource locators and e-mail addresses, (f) know-how, (g) all other intellectual and industrial property rights or proprietary rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise, including the right to sue and release past infringement of any of the foregoing, and (h) all applications and registrations for any of the foregoing.

“IP License(s)” means (a) each Inbound License; (b) each Outbound License; and, (c) each Contract to which Seller is a party or is otherwise bound relating to the acquisition, transfer, development, license, use or commercialization of IP or any waiver or release of rights in, to or under any IP.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means the actual knowledge of each Member, Brian Ruden, Naser Joudeh, Benjamin Stakely and the store director of the dispensary owned by Seller, after reasonable inquiry and investigation.

“Law” means any constitution, law, ordinance, order, decree, principle of common law, rule, regulation, statute or treaty of any Governmental Authority.

“Leased Property” shall have the meaning set forth in Section 6.12(a).

“Leases” shall have the meaning set forth in Section 6.12(a).

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“Liabilities” means all liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Local Authority Approvals” means any and all approvals from city, county, municipal or other local Governmental Authorities required under applicable Law for (a) the transfer by Seller to Buyer of any Regulatory License (including any such Regulatory License set forth on Schedule 12.11) or (b) the consummation of the transactions contemplated by this Agreement.

“Losses” means losses, damages, liabilities, deficiencies, Actions, Taxes, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Marijuana Inventory” shall have the meaning set forth in Section 2.1(b).

“Material Adverse Effect” means: (a) the loss, forfeiture, invalidation, cancellation or expiration of any Regulatory Licenses, (b) any event, occurrence, fact, condition or change that has been, is or could reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the Business, results of operations, condition (financial or otherwise), prospects, Liabilities or assets of Seller, or (ii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which Seller operates; (C) any changes in financial or securities markets in general; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak, in each case, other than COVID-19, except for any restrictions that, prior to the Effective Date, were imposed by a Governmental Authority, and implemented by Seller, as a result of or in response to COVID-19; (F) any changes in applicable Laws or accounting rules, including GAAP; (G) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (A) through (E) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Seller compared to other participants in the industries in which Seller conducts the Business. Any COVID-19 Event may itself constitute, or may be taken into consideration together with other facts and circumstances when determining the existence of, a Material Adverse Effect, including any required closures of dispensaries or other restrictions on purchases or sales relating to the Business.

“Material Contracts” shall have the meaning set forth in Section 6.6.

“Material Supplier” shall have the meaning set forth in Section 6.29.

“Measurement Time” means 11:59:59 pm Mountain Time on the day immediately prior to the Closing Date.

“MED” means the Colorado Department of Revenue, Marijuana Enforcement Division.

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“MED Approval” means any and all approvals from MED required under applicable Law for (a) the transfer by Seller to Buyer of any Regulatory License (including any such Regulatory License set forth on Schedule 12.11) or (b) the consummation of the transactions contemplated by this Agreement.

“Member Bank Accounts” shall have the meaning set forth in Section 3.2(b).

“Member Indemnitees” shall have the meaning set forth in Section 10.2.

“Members” shall have the meaning set forth in the preamble.

“Membership Interests” means the membership interests of Seller.

“MMT Material Adverse Effect” means: any event, occurrence, fact, condition or change that has been, is or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), prospects, Liabilities or assets of Buyer or Parent, taken as a whole, or (b) the ability of Buyer or Parent to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which Buyer and Parent operate; (C) any changes in financial or securities markets in general; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak, in each case, other than COVID-19 except for any restrictions that, prior to the Effective Date, were imposed by a Governmental Authority, and implemented by Buyer or Parent, as a result of or in response to COVID-19; (F) any changes in applicable Laws or accounting rules, including GAAP; or (G) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (A) through (E) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on Buyer and Parent compared to other participants in the industries in which Buyer and Parent conduct their business.

“Net Working Capital” means an amount (which may be a positive or negative number) equal to (a) the aggregate value of the current assets that are Purchased Assets of the Business (other than Marijuana Inventory), minus (b) the aggregate value of the current liabilities that are Assumed Liabilities of the Business to the extent included in the Assumed Liabilities, in each case as determined as of the Measurement Time and calculated in accordance with the Accounting Principles.

“Non-compete Restricted Period” shall have the meaning set forth in Section 8.6(c).

“Non-solicit Restricted Period” shall have the meaning set forth in Section 8.6(d).

“Objection Notice” shall have the meaning set forth in Section 3.4(c).

“Objection Period” shall have the meaning set forth in Section 3.4(c).

“Outbound Licenses” means, collectively, any Contract (including covenants not to sue) pursuant to which Seller authorizes or otherwise permits any other Person to access or exploit any of Seller’s IP.

“Owned IP” means Seller’s IP, other than IP licensed to Seller pursuant to an Inbound License.

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“Parent” shall have the meaning set forth in the recitals.

“Parent Common Stock” has the meaning set forth in Section 3.2(c).

“Payoff Letters” shall have the meaning set forth in Section 4.2(a)(x).

“PCAOB” shall have the meaning set forth in Section 7.9.

“Per Parent Share Price” means $2.98.

“Permits” means all permits, licenses (including the Regulatory Licenses), franchises, approvals, authorizations, registrations, certificates, accreditations, variances, consents, waivers and similar rights obtained, or required to be obtained, from Governmental Authorities or quasi-governmental or self-regulatory body.

“Permitted Encumbrances” shall have the meaning set forth in Section 6.10.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personally Identifiable Information” means any information that specifically identifies, or is capable of identifying, any individual Person, including any information that could be associated with such individual, such as an address, email address, telephone number, health information, financial information, drivers’ license number, location information, or government issued identification number.

“Post-Closing Payments” shall have the meaning set forth in Section 12.22.

“Post-Transfer Period” shall have the meaning set forth in Section 5.4.

“Pre-Closing Statement” shall have the meaning set forth in Section 3.4(a).

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.

“Premises” shall have the meaning set forth in the recitals.

“Pre-Transfer Period” shall have the meaning set forth in Section 5.4.

“Pro Rata Percentages” means, with respect to each Member, the percentage set forth across such Member’s name on Schedule E, which shall be the accurate reflection of the Member’s ownership percentage of Seller as of the date hereof and as of the Closing Date.

“Proceeding” means any action, arbitration, charge, claim, hearing, litigation, subpoena or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority.

“Product(s)” means, collectively, all products and service offerings that are or have been marketed, offered, sold, distributed, made commercially available, or otherwise provided directly or indirectly by Seller.

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“Proof of Funds” means evidence reasonably satisfactory to Seller that Buyer has readily available funds to pay the Closing Cash Payment on the Closing Date, which shall be a minimum of $60 million.

“Property Taxes” means all ad valorem, real property, personal property, and all other similar Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, assessed against the Purchased Assets or based upon or measured by the ownership of the Purchased Assets, but not including income Taxes and sales and other transfer Taxes.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Purchased Assets” shall have the meaning set forth in Section 2.1.

“Real Property Leases” shall have the meaning set forth in Section 4.2(a)(xiv).

“Registered IP” means any Owned IP or other IP that is exclusively licensed to Seller that, in either case, is the subject of an application or registration with any Governmental Authority, including any domain name registration and any application or registration for any patent, copyright or trademark.

“Regulatory Licenses” means licenses, certifications, authorizations, consents, easements, waivers, certificates of occupancy or other permissions from a Governmental Authority to engage or operate in the Business as currently conducted.

“Related Party” shall have the meaning set forth in Section 6.22.

“Required Permits” shall have the meaning set forth in Section 6.24.

“SB IP License” shall have the meaning set forth in the recitals.

“SEC Filings” shall have the meaning set forth in Section 7.7.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” shall have the meaning set forth in Section 3.3(a).

“Seller” shall have the meaning set forth in the preamble.

“Seller Confidential Information” means all information concerning Seller and the Members that is not a Purchased Asset or Assumed Liability that is not generally available to the public as of the Closing (provided, that any information generally available to the public as a result of Buyer’s breach of Section 8.6 will not be deemed to be generally available to the public).

“Seller Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization, Good Standing and Qualification of Seller), Section 6.2 (Authorization; Enforceability), Section 6.10 (Title to Purchased Assets) and Section 6.26 (Brokerage Commission).

“Seller’s Bank Account” shall have the meaning set forth in Section 3.2(b).

“Seller’s IP” shall have the meaning set forth in Section 2.1(f).

“Star Brands” shall have the meaning set forth in the recitals.

“Star Brands IP” shall have the meaning set forth in the recitals.

“Star Packaging” shall have the meaning set forth in the recitals.

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“Star Packaging Services Agreement” shall have the meaning set forth in the recitals.

“Stock Consideration” means the Closing Stock Payment and the Indemnity Escrow Shares.

“Stock Value” means an amount equal to (a) 25% multiplied by (b) (i) the Closing Purchase Price, minus (ii) the Financial Debt, minus (iii) the Transaction Expenses.

“Straddle Period” means any Tax period that begins on or before and ends after the Closing Date.

“Tangible Personal Property” shall have the meaning set forth in Section 2.1(a).

“Target Marijuana Inventory Amount” shall have the meaning set forth in Section 2.1(b).

“Target Working Capital Level” means $600.00.

“Taxes” means (a) all federal, state, and local, foreign income, gross receipts, sales, use, production, ad valorem, value-added, transfer, franchise, registration, profits, capital gains, business, license, lease, service, service use, withholding, payroll, social security, disability, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes of any kind whatsoever, including liabilities under escheat and unclaimed property Laws, (b) all other fees, assessments or charges in the nature of a tax, (c) any fine, penalty, interest or addition to tax with respect to any amounts of the type described in (a) and (b) above, and (d) any Liability for the payment of any amounts of the type described in (a)-(c) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of a tax sharing, tax allocation or tax indemnification Contract, as a transferee or successor or otherwise.

“Tax Returns” means any declaration, estimate, return, report, information return or statement, schedule or other document (including any related or supporting information) with respect to Taxes that is filed or required to be filed with any Governmental Authority or provided or required to be provided to a payee, including any amendment thereof.

“Termination Date” means September 30, 2020.

“Termination Fee” shall have the meaning set forth in Section 11.2.

“Third Party Claim” shall have the meaning set forth in Section 10.3(a).

“Third Party Claim Notice” shall have the meaning set forth in Section 10.3(a).

“Transaction Expenses” means all fees and expenses incurred by Seller, the Members and any of their Affiliates at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents and the performance and consummation of the transactions contemplated hereby and thereby, including (a) any brokerage fees and any other fees and disbursements of lawyers, accountants, investment bankers and other advisors and service providers, (b) any transaction, incentive or stay bonus or termination or change of control payment payable to any Person by Seller or any Member as a result of the Closing, (c) the fees and expenses of the creation and maintenance of the data site hosted by Dropbox, (d) any fees, expenses or other liabilities to the extent incurred by or at the direction of Seller, any Member or otherwise relating to Seller’s or any Member’s obtaining any consent or waiver for the transactions contemplated hereby or any other liabilities or obligations incurred or arranged by or on behalf of Seller or any Member or any of their respective Affiliates in connection with the consummation of the transactions contemplated hereby, (f) one-half of any Transfer Taxes in excess of $15,400 in accordance with Section 5.3, and (g) one-half of the fees incurred in connection with the Escrow Agreement.

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“Transactions” shall have the meaning set forth in the recitals.

“WARN” shall have the meaning set forth in Section 3.9(b).

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